Exhibit 10.1

LOAN AGREEMENT

executed by and between

GGT TRG RIM TX, LLC,

a Delaware limited liability company

and

REGIONS BANK,

an Alabama state banking corporation

i

	(b)	Taxes on Note and Other Taxes	18
	(c)	Ad Valorem Taxes; No Other Liens	18
	(d)	Insurance Requirements	19
	(e)	Tax and Insurance Escrow Account	19
	(f)	Fees and Expenses	20
	(g)	Tax on Lien	21
	(h)	Existence	21
	(i)	Change of Name, Identity or Structure	21
	(j)	Single Asset Entity; Operation of Borrower	22
	(k)	Executive Order 13224	24
	(l)	Books and Records	24
	(m)	Financial Statements and Reports; Rent Roll	24
	(n)	Indemnification	26
	(o)	Reserved	26
	(p)	Leases	26
	(q)	Operation of Property	28
	(r)	Inspection by Lender	28
	(s)	Repair and Maintenance	29
	(t)	Casualty	29
	(u)	Condemnation	32
	(v)	Further Assurances	34
	(w)	Location and Use of Collateral	34
	(x)	Estoppel Certificate	34
	(y)	Proceeds of Collateral	34
	(z)	Permitted Encumbrances	34
	(aa)	Title Insurance	35
	(bb)	Management of the Property	35
	(cc)	Appraisal	35
	(dd)	Operating, Deposit and Reserve Accounts	36
	(ee)	Hedge Agreement	36
	(ff)	Maintenance of Pledged Liquidity Account	36
	(gg)	ERISA	36
	(hh)	Prohibited Distributions	37
	(ii)	Interest Rate Risk Management	37
4.2.	Failure to Perform		38
4.3.	Special Construction Loan Covenants		38
	(a)	Project Budget and Application of Loan Proceeds	38
	(b)	Construction Schedule	39
	(c)	Commencement and Completion of Construction	39
	(d)	Evidence Regarding Commencement of Construction	39
	(e)	Right of Lender and Construction Consultant to Inspect Property	40
	(f)	Correction of Defects	40
	(g)	Off Site Work	40
	(h)	Storage of Materials	40

	(i)	Vouchers	41
	(j)	Encroachments	41
	(k)	Construction/Financing Sign	41
	(l)	Additional Expenditures by Lender	41
	(m)	Plans and Specifications	42
	(n)	Supplemental Data	42
	(o)	Changes in Plans	42
	(p)	Review of Plans and Specifications; Construction Consultant	42

ARTICLE V. ADDITIONAL COLLATERAL			43
5.1.	Additional Collateral		43
	(a)	Licenses	43
	(b)	Project Contracts	43
	(c)	Plans and Specifications	44
5.2.	Representations		44
5.3.	Covenants, Agreements and Warranties		44
5.4.	Rights of Borrower; Termination of License		45
5.5.	Limitation of Lender’s Obligations		45
5.6.	Reassignment		46
5.7.	Additional Instruments		46

ARTICLE VI. LOAN FUNDING; COMMITMENT			46
6.1.	Rights to Advances; Generally		46
6.2.	Conditions to Closing and Initial Advance		46
	(a)	Loan Documents and Certain Third Party Documents	46
	(b)	Additional Closing Deliveries	47
	(c)	Construction Documents	49
	(d)	Borrower’s Initial Equity Investment	50
	(e)	Fees and Expenses	50
6.3.	Conditions to All Advances		50
	(a)	Draw Package	50
	(b)	Construction Consultant	51
	(c)	Title Endorsements	51
	(d)	Loans In Balance	51
	(e)	No Event of Default or Unmatured Default	51
	(f)	Representations and Warranties	51
	(g)	Foundation Survey	52
	(h)	Casualty and Insurance Proceeds	52
	(i)	Monthly Draws	52
6.4.	Loan Disbursements		52
6.5.	Advances to Pay Interest; Interest Reserve Amount		53
6.6.	Balancing of Loan and Borrower’s Deposit		53
6.7.	Contractor’s Fee		54
6.8.	Hard Costs		54

6.9.	Soft Costs; Developer Fee		54
6.10.	Stored Materials Not Yet Incorporated		54
6.11.	Retainage and Final Disbursement		55
6.12.	Deposit of Funds Advanced		57
6.13.	Advances Do Not Constitute a Waiver		57
6.14.	Reductions of Commitment		57

ARTICLE VII. DEFAULTS			57
7.1.	Event of Default		57
	(a)	Monetary Obligations	57
	(b)	Involuntary Proceeding	58
	(c)	Voluntary Proceedings	58
	(d)	Assignment for Benefit of Creditors	58
	(e)	Unable to Pay Debts	58
	(f)	Liquidation of Borrower or Guarantor	58
	(g)	Transfer or Encumbrance of Interest in Property	58
	(h)	Transfer or Encumbrance of Interest in Borrower	58
	(i)	Levy; Attachment; Seizure	59
	(j)	Failure of Representations	59
	(k)	Claims; Liens; Encumbrances; Stop Notices	59
	(l)	Cessation of Construction	59
	(m)	Permits; Utilities; Insurance	59
	(n)	Change in Contractor	60
	(o)	Cessation of Loan Documents to be Effective	60
	(p)	ERISA	60
	(q)	Prohibited Distributions	60
	(r)	Operations of Borrower	60
	(s)	Failure to Satisfy Construction Obligations	60
	(t)	Judgments	60
	(u)	Borrower Cross-Default	60
	(v)	Guarantor Cross-Default	61
	(w)	Failure to Perform Covenants	61
	(x)	Hedge Agreement	61

ARTICLE VIII. REMEDIES			62
8.1.	Remedies		62

ARTICLE IX. GENERAL CONDITIONS			63
9.1.	Waiver by Lender		63
9.2.	Actions by Lender		64
9.3.	Rights of Lender		64
9.4.	Rights of Third Parties		64
9.5.	Evidence of Satisfaction of Conditions		65
9.6.	Assignment by Borrower		65

9.7.	Heirs, Successors and Assigns	65
9.8.	Exercise of Rights and Remedies	65
9.9.	Headings	65
9.10.	Applicable Law	65
9.11.	Consent to Forum	65
9.12.	Usury	66
9.13.	Severability	67
9.14.	Counterparts	67
9.15.	Joint and Several	67
9.16.	Reporting Requirements	67
9.17.	Modification or Termination	67
9.18.	Notice	67
9.19.	Effectiveness of Facsimile Documents and Signatures	68
9.20.	Limited Use of Electronic Mail	69
9.21.	Legal Proceedings	69
9.22.	Assignment by Lender	69
9.23.	Loan Participation	69
9.24.	Negation of Partnership	70
9.25.	Time Is of the Essence	70
9.26.	Waiver of Judicial Procedural Matters	70
9.27.	USA Patriot Act	70
9.28.	Consent of Lender; Approvals	70
9.29.	Confidentiality	71
9.30.	Entire Agreement	71

v

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”), is dated effective as of April 17, 2014 (the “Effective Date”), by and between GGT TRG RIM TX, LLC, a Delaware limited liability company (“Borrower”), and REGIONS BANK, an Alabama state banking corporation (“Lender”).

R E C I T A L S

A.         Lender has agreed to make the Loan to Borrower and Borrower and Lender wish to enter into this Agreement in order to set forth the terms and conditions of the disbursement of the Loan;

B.         In consideration of the mutual promises hereinafter contained and of other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender agree as follows:

ARTICLE I.

DEFINITIONS

1.1.       Defined Terms.    As used in this Agreement, the following terms shall have the meanings shown:

“Additional Collateral” shall have the meaning ascribed to such term in Section 5.1.

“Additional Costs” shall have the meaning ascribed to such term in the Note.

“Additional Funds” shall have the meaning ascribed to such term in Section 4.3(b).

“Advance” means an advance of a portion of the proceeds of the Loan made by Lender on a Funding Date.

“Advance Request” means a request for an Advance executed by Borrower in a form acceptable to Lender.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Akard Street Member” means Akard Street The Rim, LLC, a Delaware limited liability company

“Annualized Debt Service” means the product of (a) the constant monthly payment amount (i.e., payment including both principal and interest) sufficient to fully amortize (using mortgage amortization) the outstanding principal balance of the Loan, plus any amounts remaining available to be funded under the Loan (if any) at the time of determination, in equal installments over a thirty (30) year period using an annual interest rate equal to the greater of (i) the highest interest rate which then applies to any outstanding principal of the Note, (ii) the Treasury Note Rate plus two and one-quarter percent (2.25%), and (iii) six and one-quarter percent (6.25%), multiplied by (b) twelve (12).

“Appraisal” means a written statement setting forth an opinion of the market value of the Property that (a) has been independently and impartially prepared by a qualified appraiser directly engaged by Lender, (b) complies with all applicable federal and state laws and regulations dealing with appraisals or valuations of real property, and (c) has been reviewed as to form and content and approved by Lender, in its reasonable discretion.

“Architect” means Architecture Demarest, L.P., a Texas limited partnership.

“Architect’s Certificate” means a certificate of Architect in form and substance acceptable to Lender.

“Architect’s Contract” means the agreement to be executed by and between Borrower and Architect relating to the design of the Improvements, subject to review and acceptance by Lender, and any and all extensions, renewals, modifications, amendments, supplements and replacements thereto or therefor.

“Architect Consent and Agreement” means the Architect/Lender Agreement to be executed by Architect in favor of Lender, in form and substance acceptable to Lender, as amended from time to time.

“Award” shall have the meaning ascribed to such term in Section 4.3(b).

“Borrower’s Deposit” shall have the meaning ascribed to such term in Section 6.6(b).

“Borrower’s Initial Equity” means cash funds in the amount of $11,858,700 obtained by Borrower from equity contributions and which are to be applied to the payment of Project Costs.

“Borrower’s Knowledge” means the actual knowledge of the Borrower Knowledgeable Parties solely on the basis of the facts known on the date that such representation was made (provided that in no event shall any such person have any personal liability arising under or in connection with this Agreement or the other Loan Documents).

“Borrower’s LLC Agreement” means that certain Limited Liability Company Agreement dated February 18, 2014, by and among Akard Street Member, TRG and CNL, and any and all extensions, renewals, modifications, amendments, supplements and replacements thereto and therefor.

“Borrower Knowledgeable Parties” means Greg Jones and Brian Tusa.

“Business Day” shall have the meaning ascribed to such term in the Note.

“CNL” means GGT Rim TX Holdings, LLC, a Delaware limited liability company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” shall have the meaning ascribed to such term in the Security Instrument.

“Commitment” means the commitment of Lender to make advances of proceeds of the Loan hereunder in an amount not exceeding TWENTY-SEVEN MILLION SIX HUNDRED SEVENTY THOUSAND THREE HUNDRED AND NO/100 DOLLARS ($27,670,300.00), as such amount may be reduced or otherwise modified from time to time pursuant to the terms hereof.

“Completion Date” means the date which is twenty-four (24) months after the Effective Date, being the outside date by which the Completion Event must be achieved.

“Completion Event” means the date on which all of the following events have occurred: (a) the Improvements have been Substantially Completed; (b) receipt by Lender of a certificate of completion covering the Improvements executed by Contractor and Architect, if required by Lender; (c) final certificates of occupancy for all of the Improvements have been issued by the appropriate Governmental Authority; (d) receipt by Lender of evidence satisfactory to Lender that all invoices for labor and/or material provided in connection with the construction of the Improvements have been paid in full together with full and final unconditional lien waivers and releases by Contractor and all first tier subcontractors and suppliers; and (e) the Title Company has issued a down date or other similar endorsement to the Title Policy confirming that there are no mechanic’s or materialman’s liens outstanding against the Property and an endorsement deleting the general exception for mechanics’ liens, if any, and, if no further disbursements of the Loan will be made after such time, deleting the exception for pending disbursements.

“Construction Consultant” means the architectural or engineering firm or other Person (and if there is more than one, all such firms and other Persons) including, but not limited to C.D. Construction Consulting, who or which shall be retained by Lender at Borrower’s expense for the purposes of approving the Plans and Specifications and the Construction Contract; verifying the Project Budget; performing inspections as construction progresses to verify that the Improvements are constructed to completion in accordance with the approved Plans and Specifications; certifying that the amount of each advance included in an Advance Request does not exceed the value of the work completed less prior advances and then required retainage; certifying that the undisbursed Loan proceeds are sufficient to complete all of the Improvements; and performing such other consulting tasks as Lender shall direct from time to time.

“Construction Contract” means that certain contract to be executed by and between Borrower and Contractor for construction of the Improvements, subject to review and acceptance by Lender, and any and all extensions, renewals, modifications, amendments, supplements and replacements thereto and therefor.

“Construction Schedule” shall have the meaning ascribed to such term in Section 4.3(b).

“Contractor” means Trinsic Residential Builders, LLC, a Delaware limited liability company.

“Contractor Consent and Agreement” means the Contractor/Lender Agreement to be executed by Contractor in favor of Lender, in form and substance acceptable to Lender, as amended from time to time.

“Control” or “controls” means with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise; and the terms “Controlling” and “Controlled” have the meanings correlative to the foregoing.

“Damage” shall have the meaning ascribed to such term in Section 4.3(b).

“Debt Service Coverage Ratio” means, as of any Determination Date, the ratio of (i) Net Operating Income as of such Determination Date, to (ii) Annualized Debt Service as of such Determination Date.

“Debt Yield” means, as of any Determination Date, the ratio of (i) Net Operating Income as of such Determination Date, to (ii) the outstanding principal balance of the Loan, plus any amounts remaining to be funded under the Loan (if any), as of such Determination Date.

“Debtor Relief Laws” means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, fraudulent conveyance, reorganization, or similar laws affecting the rights, remedies or recourse of creditors generally, including without limitation, the United States Bankruptcy Code and all amendments thereto, as are in effect from time to time during the term of the Loan.

“Default Rate” shall have the meaning ascribed to such term in the Note.

“Determination Date” means any date the Debt Service Coverage Ratio and/or Debt Yield is calculated for purposes of this Agreement and/or any of the other Loan Documents.

“Developer” means Trinsic Residential Group LP, a Delaware limited partnership.

“Development Agreement” means that certain Development Agreement dated February 18, 2014, by and between Borrower and Developer, and any and all extensions, renewals, modifications, amendments, supplements and replacements thereto and therefor.

“Developer Fee” means the fee payable to Developer under the Development Agreement, subject to Section 6.8.

“Developer Subordination Agreement” means the Developer/Lender Agreement to be executed by Developer in favor of Lender, in form and substance acceptable to Lender, as amended from time to time.

“Engineer” means Pape-Dawson Engineers, Inc.

“Engineer’s Contract” means that certain agreement to be executed by and between Borrower and Engineer, subject to review and acceptance by Lender, and any and all extensions, renewals, modifications, amendments, supplements and replacements thereto or therefor.

“Engineer Consent and Agreement” means the Design Professional/Lender Agreement to be executed by Engineer in favor of Lender, in form and substance acceptable to Lender, as amended from time to time.

“Environmental Indemnity Agreement” means (a) at all times until the occurrence of the Guaranty/Pledged Liquidity Account Release Event, that certain Environmental Indemnity Agreement of even date herewith executed by Borrower and Original Guarantor in favor of Lender relating to the Loan; and (b) at all times after the occurrence of the Guaranty/Pledged Liquidity Account Release Event, the replacement environmental indemnity agreement executed by Borrower and Replacement Guarantor in favor of Lender and relating to the Loan in accordance with the requirements of the Guaranty/Pledged Liquidity Account Release Event.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

“Event of Default” shall have the meaning ascribed to such term in Section 7.1.

“Extension Period” shall have the meaning ascribed to such term in the Note.

“Financing Statement” means a UCC-Financing Statement naming Borrower, as debtor, and Lender, as secured party, perfecting the security interest in the Collateral.

“Force Majeure” means delays caused by fire, earthquake, unusual weather conditions or other acts of God, acts of public enemies, riot, insurrection, governmental regulation of the sale of materials and supplies or the transportation thereof, strikes, shortages of material or labor resulting directly from general market shortages, governmental control or diversion and other causes not within Borrower’s control which cause a delay in Borrower’s performance of an obligation related to the work of construction; provided, however, that (a) Borrower must give notice to Lender within ten (10) days after the occurrence of an event which it believes to constitute Force Majeure, (b) in no event shall Force Majeure extend the time for the performance of an obligation by more than ninety (90) days, and (c) circumstances that can be remedied or mitigated through the payment of money shall not constitute Force Majeure hereunder to the extent such remedy or mitigation is deemed reasonable by Lender in its sole discretion.

“Funding Date” means a date on which an Advance is made hereunder.

“Governmental Authority” means the United States, the State, the county, and the city, or any other political subdivision in which the Land is located, and any other political subdivision, agency or instrumentality exercising jurisdiction over Borrower, Guarantor or the Property.

“Guarantor” means (a) at all times until the occurrence of the Guaranty/Pledged Liquidity Account Release Event, the Original Guarantor; and (b) at all times after the occurrence of the Guaranty/Pledged Liquidity Account Release Event, the Replacement Guarantor.

“Guaranty” means (a) at all times until the occurrence of the Guaranty/Pledged Liquidity Account Release Event, that certain Guaranty of even date herewith executed by the Original Guarantor in favor of Lender relating to the Loan; and (b) at all times after the occurrence of the Guaranty/Pledged Liquidity Account Release Event, that certain replacement guaranty executed by the Replacement Guarantor in favor of Lender relating to the Loan in accordance with the requirements of the Guaranty/Pledged Liquidity Account Release Event.

“Guaranty/Pledged Liquidity Account Reduction Event” means the date on which all of the following events have occurred: (i) the Completion Event has occurred; and (ii) no Event of Default or Unmatured Default shall exist.

“Guaranty/Pledged Liquidity Account Release Event” means the date on which all of the following events have occurred: (i) the Guaranty/Pledged Liquidity Account Reduction Event has occurred; (ii) Lender has received and approved evidence reasonably satisfactory to Lender that the Property has achieved (A) a Debt Service Coverage Ratio equal to or greater than 1.30:1.00 and (B) a Debt Yield equal to or greater than ten percent (10%); (iii) the Replacement Guarantor has executed and unconditionally delivered to Lender (A) a replacement “carve-out” and “springing liability” guaranty in a form substantially similar to the Guaranty originally executed and delivered by Original Guarantor to Lender, so as to cause Replacement Guarantor to be liable to Lender for the obligations described in Sections 1(c) and 1(d) , but not for any obligations described in Sections 1(a), 1(b) and 1(e), of such original Guaranty, and (B) together with Borrower, a replacement environmental indemnity agreement in a form substantially similar to the Environmental Indemnity Agreement originally executed and delivered by Borrower and Original Guarantor to Lender; and (iv) no Event of Default or Unmatured Default shall exist.

“Hedge Agreement” means any existing or future “SWAP agreement” (as defined in 11 U.S.C § 101, as in effect from time to time) executed by the Borrower with Lender or any of Lender’s affiliates.

“Hard Costs” means costs for work, labor and materials required to demolish pre-existing structures on the Land (if any) and construct and complete the Improvements, including, without limitation, those items identified as “Hard Costs” on the Project Budget.

“Improvements” means the multifamily project improvements containing approximately 308 units to be constructed on the Land in accordance with the Plans and Specifications, as provided herein and contemplated hereby.

“Indebtedness” means all outstanding obligations, liabilities and indebtedness of Borrower under the Loan Documents and any Hedge Agreement, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

“Initial Advance” means the first amount of the Loan funded by the Lender to the Borrower.

“Interest Reserve Amount” means the portion of the Loan which is allocated in the Project Budget for monthly payments of accrued interest on the principal of the Note.

“Land” means the land described in Exhibit A attached hereto and made a part hereof.

“Leases” shall have the meaning ascribed to such term in the Security Instrument.

“Legal Requirements” shall have the meaning ascribed to such term in Section 3.1(n).

“Licenses” shall have the meaning ascribed to such term in Section 5.1(a).

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan” means the aggregate principal sum equal to the amount of the Commitment that Lender agrees to lend and Borrower agrees to borrow pursuant to the terms and conditions of this Agreement.

“Loan Documents” means this Agreement, the Note, the Security Instrument, the Guaranty, the Environmental Indemnity Agreement, the Pledged Liquidity Account Security Agreement, the Developer Subordination Agreement, the Property Manager Subordination Agreement (upon execution) and all other instruments evidencing, securing or relating to the Loan; provided, however, that Hedge Agreements between Borrower and Lender or any Affiliate of Lender shall not constitute Loan Documents.

“Loan Origination Fee” means the amount of $138,351.50, which fee is the consideration for Lender’s agreement to make the Loan to Borrower.

“Loan-to-Cost Ratio” means the ratio, expressed as a percentage, of (a) the Commitment to (b) the total amount of Project Costs.

“Loan-to-Value Ratio” means the ratio, expressed as a percentage, of (a) the Commitment to (b) the “stabilized value” value of the Property (assuming completion of the Improvements) shown in the initial Appraisal of the Property obtained by and approved by Lender in connection with the closing of the Loan.

“Maturity Date” shall have the meaning ascribed to such term in the Note.

“Net Operating Income” means, as of any Determination Date, for the applicable period, (a) Operating Revenues for such period, less (b) the greater of (i) Operating Expenses for such period, or (b) the annual operating expenses amount for the Property as shown and set forth in the most recent “stabilized value” Appraisal of the Property approved by Lender.

“Net Proceeds” shall have the meaning ascribed to such term in Section 4.3(b).

“Note” means that certain Promissory Note of even date herewith payable to the order of Lender and in the principal amount of the Loan, as the same may hereafter be renewed, extended, amended, modified and/or restated from time to time.

“Operating Expenses” means, as of any Determination Date, all actual operating expenses of the Property for the three (3) calendar months ending immediately prior to such Determination Date, which sum shall then be annualized and which shall in any event include (a) annualized ad valorem real estate taxes and assessments (on an accrual basis, whether or not paid, based on the best information then available and approved by Lender); (b) annualized insurance premiums (on an accrual basis, whether or not paid, based on the best information then available and approved by Lender); (c) management fees equal to the greater of (i) the annualized management fees actually incurred or (ii) an assumed annualized management fee based upon 3% of Operating Revenues; and (d) a replacement reserve equal to the greater of (i) the annualized actual replacement reserves, or (ii) $250.00 per unit. Operating Expenses for this purpose shall exclude (1) any interest or principal payments on the Loan, (2) any capital expenditures, and (3) any payment or expense to which the Borrower was or is to be reimbursed for costs from proceeds of the Loan, insurance, eminent domain, or any source other than Operating Revenues. Operating Expenses shall not include any non-cash expense item such as depreciation or amortization, as such terms are used for accounting or federal income tax purposes.

“Operating Revenues” means, as of any Determination Date, the recurring gross rental payments and other normal income actually received by Borrower from the operation of the Property for the three (3) calendar months ending immediately prior to such Determination Date (net of any concessions and/or abatements), which sum shall then be annualized and which shall in any event exclude (1) security deposits until and unless forfeited by the depositor; (2) lump sum payments to Borrower for capital items, such as laundry room and other equipment, and telephone, cable and security installation and equipment; (3) any payment to Borrower from the proceeds of the Loan, insurance or any other non-recurring source for reimbursement of costs; (4) advances or loans to Borrower from any partners of Borrower; and (5) other non-recurring income.

“Original Guarantor” means TRG Regions Rim Guaranty Company, LLC, a Delaware limited liability company.

“Permitted Encumbrances” means (i) the exceptions and encumbrances set forth in Schedule B of the Title Policy (ii) customary easements entered into by Borrower in connection with the development and operation of the Property; (iii) documents required to be recorded by applicable law; and (iv) apartment leases executed in accordance with the terms of this Agreement.

“Permitted Indebtedness” means (a) the Indebtedness, (b) unsecured letters of credit or guarantees required by Governmental Authorities in connection with the construction of the Improvements, (c) trade debt incurred in the ordinary course of operation of the Property in such amounts as are normal and reasonable under the circumstances, provided that such debt is not evidenced by a note and is paid when due (unless such trade debt is being contested in good faith by Borrower) and provided in any event that the outstanding principal balance of such debt shall not exceed at any one time one percent (1.0%) of the outstanding Indebtedness, (d) equipment leases entered into in the ordinary course of the operation of the Property and (e) apartment Leases executed in accordance with the terms of this Agreement.

“Permitted Transfers” means any and all of the following: (a) any sale, transfer, assignment, conveyance, pledge or disposition of any ownership interests (i) in Borrower owned by TRG or (ii) in any direct or indirect owner of TRG, as long as following such sale, transfer, assignment, conveyance, pledge or disposition, Developer and/or any Affiliates of Developer Control(s) not less than ten percent (10%) of the issued and outstanding equity membership interests in Borrower; provided however, any such “Permitted Transfer” to such an Affiliate will require Lender’s prior written approval; (b) any sale, transfer, assignment, conveyance, pledge or disposition of any ownership interests (i) in Borrower owned by CNL or Akard Street Member or (ii) in any direct or indirect owner of CNL or Akard Street Member, as long as following such sale, transfer, assignment, conveyance, pledge or disposition, Hunt Realty Investments, Inc., The Teacher Retirement System of Texas, CNL Lifestyle Properties, Inc., CNL Growth Properties, Inc., Global Income Trust, Inc. and/or Affiliates of any of them Control(s) the “Managing Member” of Borrower; provided however, any such “Permitted Transfer” to such an Affiliate will require Lender’s prior written approval; and (c) the exercise by CNL of its right, (i) pursuant to the terms of Section 6.7(b) of the Borrower’s LLC Agreement, to remove TRG as “Operating Member” of Borrower for Cause (as defined in the Borrower’s LLC Agreement) or (ii) pursuant to the terms of Section 6.1 of the Development Agreement to terminate Developer as the developer of the Property as a result of an Event of Default (as defined in the Development Agreement); provided, however, that any such removal or termination event occurring prior to the occurrence of the Completion Event shall require Lender’s prior written approval, to be given or withheld at the sole discretion of Lender, in order to constitute a “Permitted Transfer.”

“Person” means any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other person or entity, and any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Plans and Specifications” shall have the meaning ascribed to such term in Section 5.1(c).

“Pledged Liquidity Account” means account number 0128183762 established and maintained with Lender in the name of Original Guarantor at all times until the occurrence of the Guaranty/Pledged Liquidity Account Release Event (a) in an amount of (i) not less than $1,383,515.00 at all times until the occurrence of the Guaranty/Pledged Liquidity Account Reduction Event, and (ii) not less than $691,757.50 at all times until the occurrence of the Guaranty/Pledged Liquidity Account Release Event, and (b) pledged by Original Guarantor to Lender as additional collateral for the Indebtedness pursuant to the terms of the Pledged Liquidity Account Security Agreement.

“Pledged Liquidity Account Security Agreement” means the Pledge and Security Agreement of even date herewith, executed by Original Guarantor in favor of Lender, evidencing a first-priority security interest in and to the Pledged Liquidity Account as additional collateral for the Indebtedness at all times until the occurrence of the Guaranty/Pledged Liquidity Account Release Event, as the same may hereafter be renewed, extended, amended, modified and/or restated from time to time.

“Project Budget” shall have the meaning ascribed to such term in Section 4.3(a) and as attached hereto as Exhibit B.

“Project Contracts” shall have the meaning ascribed to such term in Section 5.1(b).

“Project Costs” shall have the meaning ascribed to such term in Section 4.3(a).

“Project Revenues” shall have the meaning ascribed to such term in Section 4.3(a).

“Property” means the Land, the Improvements and the Collateral.

“Property Management Agreement” means any property management agreement at any time entered into by and between Borrower and a Property Manager for the management and/or leasing of the Property, subject to review and acceptance by Lender, and any and all extensions, renewals, modifications, amendments, supplements and replacements thereto and therefor.

“Property Manager” shall have the meaning ascribed to such term in Section 4.3(a).

“Property Manager Consent and Agreement” means a Manager/Lender Agreement to be executed by Property Manager in favor of Lender, in form and substance acceptable to Lender, as amended from time to time.

“Rental” shall have the meaning ascribed to such term in the Security Instrument.

“Rental Loss Proceeds” shall have the meaning ascribed to such term in Section 4.3(a).

“Replacement Guarantor” means TRINSIC RESIDENTIAL GROUP LP, a Delaware limited partnership.

“Restoration” shall have the meaning ascribed to such term in Section 4.3(a).

“Security Instrument” means that certain Construction Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing of even date herewith, in favor of the Trustee for the benefit of Lender, covering the Property, as the same may hereafter be renewed, extended, amended, modified and/or restated from time to time.

“State” means the state where the Land is located.

“Soft Costs” means those costs associated with the development, construction, marketing, leasing, operation and maintenance of the Improvements which are not Hard Costs, including, without limitation, the Developer Fee, leasing commissions, architectural and engineering fees, consultant fees, professional fees, marketing fees and expenses, real estate taxes, insurance costs, interest and financing fees and any other items identified as “Soft Costs” on the Budget.

“Substantially Complete,” “Substantially Completed” or “Substantial Completion” means, with respect to the Improvements, that the Improvements (including all apartments and other interior space) and all related site improvements have been substantially completed (subject to customary punch-list items) in accordance with the Plans and Specifications (except for landscaping not completed due to seasonal conditions) and all applicable Legal Requirements in all material respects.

“Taking” – shall have the meaning ascribed to such term in Section 4.3(a).

“Tax and Insurance Escrow Account” shall have the meaning ascribed to such term in Section 4.1(e).

“Taxpayer Identification Number” means the federal tax identification number of Borrower, which is 46-4800409.

“Title Company” means Bridge Title Company, as agent for Old Republic National Title Insurance Company.

“Title Policy” means an ALTA standard Loan Policy of Title Insurance in form and substance satisfactory to Lender issued by the Title Company in the amount of the Commitment, insuring the Deed of Trust as a first priority lien on the Property, containing such endorsements and with such re-insurance as Lender may request, excepting only such items as shall be acceptable to Lender.

“Treasury Note Rate” – The latest Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the applicable LIBOR Business Day (as defined in the Note), in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to ten (10) years. Such implied yield shall be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice, and (ii) interpolating linearly between reported yields.

“TRG” means TRG Rim, L.P., a Delaware limited partnership.

“Trustee” – As defined in the Security Instrument.

“Unmatured Default” means the occurrence of an event which with notice or lapse of time or both would constitute an Event of Default.

References in this Agreement to “Articles”, “Sections”, “Exhibits” or “Schedules” shall be to Articles, Sections, Exhibits or Schedules of or to this Agreement unless otherwise specifically provided. Any term defined herein may be used in the singular or plural. Words of any gender shall be held and construed to include any other gender. “Include”, “includes” and “including” shall be deemed to be followed by “without limitation”. Except as otherwise specified or limited herein, references to any Person includes successors and assigns of such Person. References “from” or “through” any date mean, unless otherwise specified, “from and including” or “through and including”, respectively. References to any statute or act shall include all related current regulations and all amendments and any successor statutes, acts and regulations. References to any statute or act, without additional reference, shall be deemed to refer to federal statutes and acts of the United States. References to any agreement, instrument or document shall include all schedules, exhibits, annexes and other attachments thereto.

ARTICLE II.

THE LOAN

2.1.      The Loan.    Subject to and upon the terms contained in this Agreement and, Section 11(d) of the Note, and relying on the representations and warranties contained in the Loan Documents, Lender agrees to lend, and Borrower agrees to borrow, the Loan to be evidenced by the Note. Amounts repaid under the Loan may not be reborrowed.

2.2.      Security for the Loan.    The Loan, as evidenced by the Note, is secured by the Security Instrument and shall be guaranteed by the Guaranty.

2.3.      Loan Origination Fee; Travel and Underwriting Fee; and Tax Tracking Fee.    The Loan Origination Fee, together with a travel and underwriting fee in the amount of $2,500.00, shall be due and payable in immediately available funds at the closing of the Loan. Additionally, Borrower agrees to pay Lender a tax tracking fee in the amount required by Lender to be paid to Lender by Borrower at the closing of the Loan. Said tax tracking fee shall be in the amount required to reimburse Lender for its cost of verifying that property taxes due on the Property are paid during the term of the Loan.

2.4.      Schedule of Disbursements.    Disbursement of the proceeds of the Loan is to be made by Lender to Borrower in accordance with the Project Budget. All proceeds of the Loan shall be advanced against the Note as provided herein and shall be used by Borrower to pay for Project Costs as contained in the Project Budget.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF BORROWER

3.1.      Representations and Warranties.    Borrower hereby represents and warrants to Lender that the following representations and warranties made hereunder shall be true and correct, in all material respects, as of the date hereof and any other applicable date during the term of the Loan, except to the extent any such representation or warranty is made as of a specific date, in which case such representation or warranty shall have been true and correct on and as of such specified date:

(a)        Financial Matters.    Borrower is solvent, is not bankrupt and has no outstanding Liens, suits, garnishments, bankruptcies or court actions which could render Borrower insolvent or bankrupt. There has not been filed by or against Borrower a petition in bankruptcy or a petition or answer seeking an assignment for the benefit of creditors, the appointment of a receiver, trustee, custodian or liquidator with respect to Borrower or any substantial portion of Borrower’s property, reorganization, arrangement, rearrangement, composition, extension, liquidation or dissolution or similar relief under the Federal Bankruptcy Code or any state law. To Borrower’s knowledge, all reports, statements and other data furnished by Borrower to Lender in connection with the Loan are true and correct in all material respects and do not omit to state any fact or circumstance necessary to make the statements contained therein not misleading. To Borrower’s knowledge, no material adverse change has occurred since the dates of such reports, statements and other data in the financial condition of Borrower or of any tenant under leases described in such reports, statements and other data. .

(b)        No Default or Violation.    The execution, delivery and performance of the Loan Documents do not contravene, result in a breach of or constitute a default under any mortgage, deed of trust, lease, promissory note, loan agreement or other contract or agreement to which

Borrower is a party or by which Borrower or any of its properties may be bound or affected and, to Borrower’s Knowledge, do not violate or contravene any law, order, decree, rule or regulation to which Borrower is subject. No consent of any other party, and no consent, license, approval or authorization of, or registration or declaration with, any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of the transactions contemplated by the Loan Documents.

(c)        No Suits.    There are no judicial or administrative actions, suits or proceedings pending or, to Borrower’s knowledge, threatened against or directly affecting Borrower, any other person liable, directly or indirectly, for the Indebtedness, or the Property or involving the validity, enforceability or priority of any of the Loan Documents.

(d)        Organization.    Borrower is duly formed and legally existing under the laws of the state of its formation and is qualified to do business in the State. Borrower has all requisite power and all governmental certificates of authority, licenses, permits, qualifications and other documentation to own, lease and operate its properties and to carry on its business as now conducted and as contemplated to be conducted. The foregoing representations in this Section shall also apply to any corporation, limited liability company, partnership, joint venture or limited partnership which is a general partner, managing member or joint venturer of Borrower.

(e)        Enforceability.    The Loan Documents constitute the legal, valid and binding obligations of Borrower enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws applicable to creditors’ rights or the collection of debtors’ obligations generally. The execution and delivery of, and performance under, the Loan Documents are within Borrower’s powers and have been duly authorized by all requisite action and are not in contravention of the powers of Borrower’s organizational documents.

(f)        Not a Foreign Person.    Borrower is not a “foreign person” within the meaning of the Internal Revenue Code of 1986, as amended, Sections 1445 and 7701 (i.e. Borrower is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined therein and regulations promulgated thereunder). Borrower’s Taxpayer Identification Number is as set forth in Section 1.1 above.

(g)        ERISA.    Borrower is not an “employee benefit plan” as defined in Section 3(3) of ERISA or a “plan” as defined in Section 4975(e)(1) of the Code. Each Employee Benefit Plan is in material compliance with all applicable requirements under ERISA and the Code, and, to the extent that such Employee Benefit Plan is also intended to be “qualified” within the meaning of Section 401(a) of the Code, it is in material compliance with the applicable requirements under the Code, except to the extent that any defects can be remedied without material liability to Borrower under Revenue Procedure 2008-50 or any similar procedure. None of the Employee Benefit Plans is subject to the requirements of Section 412 of the Code, Part 3 of Title I of ERISA or Title IV of ERISA or is a “multiemployer plan” as defined in Section 3(37) of ERISA. Borrower has no material liability under Title IV of ERISA or Section 412 of the Code with respect to any Employee Benefit Plan.

(h)        Executive Order 13224.    Borrower and, to Borrower’s Knowledge, all Persons holding any legal or beneficial interest whatsoever in Borrower are not included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to or otherwise associated with, any of the Persons referred to or described in Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, as amended).

(i)         Title and Authority.    Borrower is the lawful owner of good and marketable title to the Property subject to the Permitted Encumbrances, and has good right and authority to grant, bargain, sell, convey, transfer, assign and mortgage the Property and to grant a security interest in the Collateral. The foregoing statement, however, is based solely on the owner’s title policy and the fact that Borrower has not transferred title to the Property.

(j)         Permitted Encumbrances.    The Property is free and clear from all Liens and other encumbrances except for (i) the Lien evidenced by the Security Instrument and (ii) the Permitted Encumbrances. There are no mechanic’s or materialmen’s liens, lienable bills or other claims constituting or that may constitute a Lien on the Property, or any part thereof other than claims for ad valorem taxes which are not yet due or payable.

(k)        No Financing Statement.    To Borrower’s Knowledge there is no financing statement covering all or any part of the Property or its proceeds on file in any public office, except with respect to the Loan.

(l)         Location of Collateral.    All tangible Collateral is located on the Land or at Borrower’s principal office.

(m)       No Homestead.    No portion of the Property is being used as Borrower’s business or residential homestead.

(n)        Compliance with Legal Requirements.    To Borrower’s knowledge, the Property and the intended use thereof by Borrower comply in all material respects with (and no notices of violation have been received in connection with) all applicable laws, ordinances, orders, determinations and court decisions, covenants, conditions and restrictions (including private restrictive covenants) and other requirements relating to land and building design and construction, use and maintenance, that may now or hereafter pertain to or affect the Property or any part thereof or the use of the Property, including, without limitation, planning, zoning, subdivision, environmental, air quality, flood hazard, fire safety, laws relating to the disabled, building, health, fire, traffic, safety, wetlands, coastal and other governmental or regulatory rules, laws, ordinances, statutes, codes and requirements applicable to the Property, without reliance upon grandfather provisions or adjacent or other properties (collectively the “Legal Requirements”). Borrower shall at all times comply in all material respects with all present or future Legal Requirements affecting or relating to the Property and/or the use thereof by Borrower. Upon request, Borrower shall furnish to Lender proof of compliance with the Legal Requirements if Lender reasonably believes that the Property is not in compliance in any material respect with the Legal Requirements. Borrower shall not use or permit the use of the

Property, or any part thereof, for any illegal purpose. Borrower has obtained or will prior to commencement of construction obtain, all requisite zoning, utility, building, health and operating permits from all applicable Governmental Authorities having jurisdiction over the Property to comply with the Legal Requirements.

(o)        Brokerage Commissions.    To Borrower’s Knowledge any brokerage commissions due in connection with the transaction contemplated hereby have been paid in full and any such commissions coming due in the future will be promptly paid by Borrower. Borrower agrees to and shall indemnify Lender from any liability, claims or losses arising by reason of any brokerage commissions (except any mortgage brokerage commission incurred by Lender). This provision shall survive the repayment of the Loan and shall continue in full force and effect so long as the possibility of such liability, claims or losses exists.

(p)        Leases.    Borrower is the sole owner of the entire lessor’s interest in the Leases and has good title and good right to assign and grant a security interest in the Leases and Rental assigned pursuant to the Security Instrument and no other person or entity has any right, title or interest therein. Borrower has not at any time prior to the date hereof exercised any right to subordinate any Lease to any deed of trust, security deed or mortgage or any other encumbrance of any kind. Borrower has not executed any prior assignments of or granted any prior security interests in the Leases or the Rental thereunder and no Rental reserved in any Lease has been anticipated and no Rental for any period subsequent to the date hereof has been collected more than two (2) months in advance of the time when the same became due under the terms of the applicable Lease. Borrower has not performed any act or executed any other instrument which might prevent Lender from enjoying and exercising any of its rights and privileges evidenced by the Loan Documents. To Borrower’s Knowledge each of the Leases is valid and subsisting and in full force and effect and unmodified; there exists no defense, counterclaim or set-off to the payment of the Rental under the Leases; there are no defaults now existing under the Leases and no event has occurred which with the passage of time or the giving of notice, or both, would constitute such a default.

(q)        Wage Claims.    To Borrower’s Knowledge, no wage claim is currently pending with the Texas Workforce Commission (the “Commission”) against Borrower pursuant to Section 61 of the Texas Labor Code and no Lien exists against the Property pursuant to Section 61 of the Texas Labor Code.

(r)         Nature of Loan.    Borrower represents and warrants that (i) it is a business or commercial organization operating for the purpose of holding, developing and managing real estate for profit and/or (ii) that the secured indebtedness was made and transacted solely for the purpose of carrying on or acquiring a business or investment or commercial enterprise.

3.2.       Special Construction Loan Representations and Warranties. Borrower hereby represents and warrants to Lender that:

(a)        Availability of Utilities.    All utility and municipal services necessary for the proper operation of the Improvements for their intended purpose are available at the

Property, including water supply, storm and sanitary sewer facilities, gas or electricity and telephone facilities, or will be available at the Property when constructed or installed as part of the Improvements, and written permission has been or will be obtained from the applicable utility companies or municipalities to connect the Improvements into each of said services, and Borrower will supply evidence thereof satisfactory to Lender. All of such utility and municipal services will, to Borrower’s knowledge, comply with all applicable Legal Requirements.

(b)        Roads.    All roads necessary for the full utilization of the Improvements for their intended purposes have been or will be completed in connection with the completion of the Improvements and, except for any private roads located entirely on the Land, the necessary rights of way therefor have either been acquired by the appropriate Governmental Authority or have been dedicated to the public use and accepted by such Governmental Authority and all necessary steps have been taken by Borrower and any such Governmental Authority to assure the complete construction and installation thereof.

(c)        Condition of Property.    The Property is not now damaged or injured as a result of any fire, explosion, accident, flood or other casualty. To Borrower’s Knowledge, design conditions of the Property are such that no drainage or surface or other water will drain across or rest upon either the Property or land of others except as disclosed in the Plans and Specifications and in accordance with applicable Legal Requirements. To Borrower’s Knowledge, none of the Property is within a flood plain except as indicated on a survey of the Property delivered to Lender. Except as may be disclosed in the Plans and Specifications, none of the Improvements to be constructed on the Land are designed to protrude over, across or upon any of the boundary lines of the Land, rights of way or easements, and no buildings or other improvements on adjoining land create an encroachment on the Land.

(d)        Building Permits.    All zoning, utility, building, health and operating permits (if any) required for the construction of the Improvements either have been obtained or will be obtained prior to commencement of construction of the Improvements and copies of all of same will be delivered to Lender not later than 30 days after the Effective Date.

(e)        No Prior Work.    No work or construction has been commenced on the Land and no materials have been delivered to the Land which could, in either case, result in the imposition of a mechanic’s or materialmen’s lien on the Property prior to or on parity with the Lien created by the Security Instrument.

(f)        Sufficiency of Funds.    Sufficient funds are available to Borrower in addition to proceeds of the Note and Borrower’s Initial Equity to pay all Project Costs. Upon request of Lender, Borrower will demonstrate to Lender that such funds are available.

ARTICLE IV.

COVENANTS AND AGREEMENTS OF BORROWER

4.1.        Covenants and Agreements.    Borrower hereby covenants and agrees with Lender as follows:

(a)        Payment.    Borrower will make prompt payment of the Indebtedness, as the same becomes due.

(b)        Taxes on Note and Other Taxes. Borrower will promptly pay all income, franchise, margin and other taxes owing by Borrower (unless payment is protested in accordance with Section 4.1(c) of this Agreement) and any stamp taxes which may be required to be paid with respect to the Loan Documents.

(c)        Ad Valorem Taxes; No Other Liens.

(i)        Liens.    Borrower shall pay, satisfy and obtain the release of all other claims and Liens affecting or purporting to affect the title to, or which may be or appear to be Liens on, any of the Property or any part thereof (other than the Permitted Encumbrances), and all costs, charges, interest and penalties on account thereof, including without limitation the claims of all Persons supplying labor or materials to the Property, and to give Lender, upon demand, evidence satisfactory to Lender of the payment, satisfaction or release thereof. Notwithstanding the foregoing, nothing herein contained shall require Borrower to pay any claims or Liens which Borrower in good faith disputes and which Borrower, at its own expense, is currently and diligently contesting, provided that Borrower complies with the provisions of Section 4.1(c)(iii) hereof.

(ii)       Taxes.    Borrower agrees to pay or cause to be paid, prior to the date they would become delinquent if not paid, any and all taxes, assessments and governmental charges whatsoever levied upon or assessed or charged against any of the Property, including all water and sewer taxes, assessments and other charges, fines, impositions and rents, if any. If requested by Lender, Borrower shall give to Lender a receipt or receipts, or certified copies thereof, evidencing every such payment by Borrower, not later than forty-five (45) days after such payment is made. Notwithstanding the foregoing, nothing herein contained shall require Borrower to pay any taxes, assessments or governmental charges which Borrower in good faith disputes and which Borrower, at its own expense, is currently and diligently contesting, provided that applicable law allows non-payment thereof during the pendency of such contest, and provided further that Borrower complies with the provisions of Section 4.1(c)(iii) hereof.

(iii)      Contest.    Borrower shall not be required to pay any taxes, claims or governmental charges, or claims, or Liens being contested in accordance with the provisions of Section 4.1(c)(i) or (c)(ii) hereof, as the case may be, so long as (i) Borrower diligently prosecutes such dispute or contest to a prompt determination in a manner not prejudicial to Lender and promptly pays all amounts ultimately determined to be owing, and (ii) Borrower provides security for the payment of such tax, assessment or governmental charge, or claim, or Lien (together with interest and penalties relating thereto) in an amount and in form and substance satisfactory to Lender. If Borrower shall fail to pay any such amounts ultimately determined to be owing or to proceed diligently to prosecute such dispute or contest as provided herein, then, upon the expiration of ten (10) days after written notice to Borrower by Lender of Lender’s determination thereof, in addition to any other right or remedy of Lender, Lender may, but shall not be obligated to, discharge the same, and the cost thereof shall be reimbursed by Borrower to Lender. The payment by Lender of any delinquent tax, assessment or governmental charge, or any claim, or Lien which Lender in good faith believes might be prior hereto, shall be conclusive between the parties as to the legality and amount so paid, and Lender shall be subrogated to all rights, equities and liens discharged by any such expenditure to the fullest extent permitted by law.

(d)        Insurance Requirements.    Borrower shall obtain and maintain, or cause to be obtained and maintained, insurance and evidence of insurance in accordance with Lender’s requirements set forth on Exhibit C attached hereto and made a part hereof for all purposes. TEXAS FINANCE CODE SECTION 307.052 COLLATERAL PROTECTION INSURANCE NOTICE: (A) BORROWER IS REQUIRED TO: (I) KEEP THE PROPERTY INSURED AGAINST DAMAGE IN THE AMOUNT LENDER SPECIFIES; (II) PURCHASE THE INSURANCE FROM AN INSURER THAT IS AUTHORIZED TO DO BUSINESS IN THE STATE OF TEXAS OR AN ELIGIBLE SURPLUS LINES INSURER; AND (III) NAME LENDER AS THE PERSON TO BE PAID UNDER THE POLICY IN THE EVENT OF A LOSS; (B) BORROWER MUST, IF REQUIRED BY LENDER, DELIVER TO LENDER A COPY OF THE POLICY AND PROOF OF THE PAYMENT OF PREMIUMS; AND (C) IF BORROWER FAILS TO MEET ANY REQUIREMENT LISTED IN PARAGRAPH (A) OR (B), LENDER MAY OBTAIN COLLATERAL PROTECTION INSURANCE ON BEHALF OF BORROWER AT THE BORROWER’S EXPENSE.

(e)        Tax and Insurance Escrow Account.    As additional security for the Loan and in order to secure the performance and discharge of Borrower’s obligations under Section 4.1(c) and Section 4.1(d) above, but not in lieu of such obligations, upon the occurrence of an Event of Default and continuing thereafter as long an Event of Default remains uncured, upon Lender’s written request, Borrower shall establish and maintain at all times during the term of the Loan an impound account (the “Tax and Insurance Escrow Account”) with Lender for payment of real estate taxes and assessments and insurance on the Property. Upon such request after the occurrence of an Event of Default, Borrower will deposit with Lender a sum equal to ad valorem taxes, assessments and charges (which charges for the purpose of this Section shall include without limitation ground rents and water and sewer rents and any other recurring charge which could create or result in a lien against the Property) against the Property for the then current year and the premiums for policies of insurance covering the period for the then current year, all as estimated by Lender. Thereafter, commencing with the payment of the next monthly installment under the Note and continuing thereafter on each and every monthly payment date under the Note as long an Event of Default remains uncured, until the Indebtedness is fully paid and performed, Borrower will deposit with Lender sufficient funds (as estimated from time to time by Lender) to permit Lender to pay, at least thirty (30) days prior to the due date thereof, the next maturing ad valorem taxes, assessments and charges and premiums for such policies of insurance. Borrower shall be responsible for ensuring the receipt by Lender, at least thirty (30) days prior to the respective due date for payment thereof, of all bills, invoices and statements for all taxes, assessments and insurance premiums to be paid from the Tax and Insurance Escrow Account, and Lender shall pay (or shall permit Borrower to make withdrawals from the Tax and Insurance Escrow Account to pay) the Governmental Authority or other party entitled thereto directly to the extent funds are available for such purpose in the Tax and Insurance Escrow Account. Lender shall have the right to rely upon tax information furnished by applicable taxing authorities in the payment of such taxes or assessments and shall have no obligation to make any protest of any such taxes or assessments. Any excess over the amounts required for such purposes shall be applied to any Indebtedness or refunded to Borrower, at Lender’s option, and any deficiency in such funds so deposited shall be made up by Borrower upon demand of Lender. The Tax and Insurance Escrow Account shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds. All such funds so deposited shall bear no interest whatsoever, may be mingled with the general funds of Lender and shall be applied by Lender toward the payment of such taxes, assessments, charges and premiums when statements therefor are presented to Lender by Borrower; provided, however, that following an Event of Default which remains uncured, such funds may at Lender’s option be applied to the payment of the Indebtedness then due in the order determined by Lender in its sole discretion (such application to be deemed a voluntary prepayment and subject to the Additional Costs), and that Lender may at any time, in its discretion, apply all or any part of such funds toward the payment of any such taxes, assessments, charges or premiums which are past due, together with any penalties or late charges with respect thereto. The conveyance or transfer of Borrower’s interest in the Property for any reason (including without limitation the foreclosure of a subordinate lien or security interest or a transfer by operation of law) shall constitute an assignment or transfer of Borrower’s interest in and rights to such funds held by Lender under this Section but subject to the rights of Lender hereunder.

(f)        Fees and Expenses.    Borrower will pay all appraisal fees, filing and recording fees, reasonable inspection fees, survey fees, taxes, brokerage fees and commissions (except as provided in this Agreement), abstract fees, title policy fees, uniform commercial code search fees, escrow fees, reasonable attorneys’ fees and legal expenses and all other costs and expenses of every character incurred by Borrower or Lender in connection with the Loan, either at the closing thereof or at any time during the term thereof, or otherwise attributable or chargeable to Borrower as owner of the Property, and will reimburse Lender for all such costs and expenses incurred by it. Borrower shall pay all expenses and reimburse Lender for any reasonable expenditures, including reasonable attorneys’ fees and legal expenses, incurred or expended in connection with (i) the breach by Borrower of any covenant herein or in any other Loan Document, (ii) Lender’s exercise of any of its rights and remedies hereunder or under the Note or any other Loan Document or Lender’s protection of the Property and its lien and security interest therein, or (iii) any amendments to the Loan Document or any matter requested by Borrower or any approval required hereunder.

(g)        Tax on Lien.  In the event of the enactment after this date of any law of the State or of any other governmental entity deducting from the value of property for the purpose of taxation any lien or security interest thereon, or imposing upon Lender the payment of the whole or any part of the taxes or assessments or charges or liens herein required to be paid by Borrower, or changing in any way the laws relating to the taxation of deeds of trust, security deeds, mortgages or security agreements or debts secured by deeds of trust, secured deeds, mortgages or security agreements or the interest of the mortgagee or secured party in the property covered thereby, or the manner of collection of such taxes, so as to affect the Security Instrument or the Indebtedness or Lender, then, and in any such event, Borrower, upon demand by Lender, shall pay such taxes, assessments, charges or liens, or reimburse Lender therefor; provided, however, that if in the opinion of counsel for Lender (i) it might be unlawful to require Borrower to make such payment or (ii) the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law, then and in such event, Lender may elect, by notice in writing given to Borrower, to declare all of the Indebtedness to be and become due and payable one hundred eighty (180) days from the giving of such notice.

(h)        Existence.    Borrower will continuously maintain its existence, good standing and authority to transact business in the State together with its franchises and trade names.

(i)        Change of Name, Identity or Structure.    Borrower will not change Borrower’s name, identity (including its trade name or names) or, if not an individual, Borrower’s corporate, partnership or other structure without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change. At the request of Lender, Borrower shall execute a certificate in form reasonably satisfactory to Lender listing the trade names under which Borrower intends to operate the Property, and representing and warranting that Borrower does business under no other trade name with respect to the Property.

(j)        Single Asset Entity; Operation of Borrower.  During the term of the Loan, Borrower shall not:

(i)        engage in any business or activity other than the acquisition, development, construction, ownership, leasing, operation and maintenance of the Property, and activities incidental thereto;

(ii)       acquire or own any material asset other than the Property and such incidental personal property as may be necessary for the construction and operation of the Improvements;

(iii)      merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, without in each case the prior written consent of Lender;

(iv)      fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation, or without the prior written consent of Lender, materially amend, modify, terminate or fail to comply with the provisions of Borrower’s organizational documents;

(v)       own any subsidiary or make any investment in or acquire the obligations or securities of any other Person without the prior written consent of Lender;

(vi)      commingle its assets with the assets of any of its partner(s), members, shareholders, Affiliates, or of any other Person or transfer any assets to any such Person other than distributions on account of equity interests in Borrower permitted hereunder and properly accounted for;

(vii)     incur any Indebtedness other than Permitted Indebtedness;

(viii)    allow any Person to pay its debts and liabilities or fail to pay its debts and liabilities solely from its own assets;

(ix)      fail to maintain its records, books of account and bank accounts separate and apart from those of the shareholders, partners, members, principals and Affiliates of Borrower, the affiliates of a shareholder, partner or member of Borrower, and any other Person or fail to prepare and maintain its own financial statements in accordance with federal income tax basis of accounting procedures consistently applied and susceptible to audit, or if such financial statements are consolidated, fail to cause such financial statements to contain footnotes disclosing that the Property is actually owned by Borrower;

(x)      enter into any contract or agreement with any shareholder, partner, member, principal or Affiliate of Borrower, Guarantor or any shareholder, partner, member, principal or Affiliate thereof, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any shareholder, partner, member, principal or Affiliate of Borrower or Guarantor, or any shareholder, partner, member, principal or Affiliate thereof;

(xi)     seek dissolution or winding up, in whole or in part;

(xii)    fail to correct any known misunderstandings regarding the separate identity of Borrower;

(xiii)   hold itself out to be responsible or pledge its assets or credit worthiness for the Indebtedness of another Person or allow any Person to hold itself out to be responsible or pledge its assets or credit worthiness for the Indebtedness of Borrower (except pursuant to the Loan Documents);

(xiv)   make any loans or advances to any third party, including any shareholder, partner, member, principal or Affiliate of Borrower, or any shareholder, partner, member, principal or Affiliate thereof;

(xv)    fail to file its own tax returns;

(xvi)   fail either to hold itself out to the public as a legal entity separate and distinct from any Person or to conduct its business solely in its own name in order not (i) to mislead others as to the entity with which such other party is transacting business, or (ii) to suggest that Borrower is responsible for the Indebtedness of any third party (including any shareholder, partner, member, principal or affiliate of Borrower, or any shareholder, partner, member, principal or Affiliate thereof);

(xvii)  file a voluntary petition or otherwise initiate proceedings seeking liquidation, reorganization or other relief under any Federal, state or foreign Debtor Relief Laws, for Borrower or any general partner, manager or managing member of Borrower, or consent to the institution of, or fail to contest in a timely and appropriate manner, and proceeding or petition under Debtor Relief Laws against Borrower or any general partner, manager or managing member of Borrower, or file a petition seeking or consenting to reorganization or relief of Borrower or seek or consent to the appointment of any trustee, receiver, conservator, assignee, sequestrator, custodian, liquidator (or other similar official) of Borrower or any general partner, manager or managing member of Borrower or of all or any substantial part of the properties and assets of Borrower or any general partner, manager or managing member of Borrower, or make any general assignment for the benefit of creditors of Borrower or any general partner, manager or managing member of Borrower, or admit in writing the inability of Borrower or any general partner, manager or managing member of Borrower to pay its debts generally as they become due or declare or effect a moratorium on Borrower or any general partner, manager or managing member of Borrower debt or take any action in furtherance of any such action; or

(xviii)  conceal assets from any creditor, or enter into any transaction with the intent to hinder, delay or defraud creditors of Borrower or the creditors of any other Person.

(k)        Executive Order 13224.    Borrower shall not hereafter be included in, owned by, or controlled by, or act for or on behalf of, or provide assistance, support, sponsorship, or services of any kind to or otherwise associated with, any of the Persons referred to or described in Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, as amended), and Borrower shall use commercially reasonable efforts to ensure that any Person holding any legal or beneficial interest in Borrower comply with the foregoing covenant. If Borrower obtains actual knowledge that any Person holding any legal or beneficial interest in Borrower is included in, owned by, or controlled by, or act for or on behalf of, or provides assistance, support, sponsorship, or services of any kind to or otherwise associated with, any of the Persons referred to or described in Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, as amended), then Borrower shall validly remove, expel or otherwise cause such Person to no longer hold any legal or beneficial interest in Borrower within thirty (30) days after the date Borrower obtains such notice.

(l)         Books and Records.    Borrower will keep accurate books and records in accordance with sound accounting principles in which full, true and correct entries shall be promptly made as to all material operations on the Property, and will permit all such books and records (including without limitation all contracts, statements, invoices, bills and claims for labor, materials and services supplied for the construction and operation of the improvements forming a part of the Property) to be inspected and copied by Lender and its duly accredited representatives at all times during reasonable business hours.

(m)        Financial Statements and Reports; Rent Roll. Borrower will deliver (or cause to be delivered) to Lender the following financial statements, information and reports within the time periods set forth below:

Requirement	Frequency	Due Date
Borrower’s financial statements, including (i) balance sheet and(ii) income statement	Annually	120 days after the close of each fiscal year of Borrower (commending with Borrower’s fiscal year ending December 31,

2014)
Operating statement for the Property	Monthly	45 days after end of each calendar month (commencing upon receipt of the first rental payment)
Rent Roll and current leasing report	Monthly	45 days after end of each calendar month (commencing upon receipt of the first rental payment)
Copies of filed federal income tax returns of Borrower	Annually	30 days after filing. If the filing deadline is extended by Borrower, Borrower shall deliver written evidence to Lender of such extension within 30 days of filing for such extension.

After the occurrence of the Guaranty/Pledged Liquidity Account Release Event, Replacement Guarantor’s financial statements certified to Lender including (i) balance sheet, (ii) income statement, (iii) contingent liabilities statement, (iv) supporting schedules and (v) notes reasonably requested by the Lender

Annually

120 days after the close of each fiscal year of Replacement Guarantor (commencing with Replacement Guarantor’s fiscal year ending during the year in which the Guaranty/Pledged Liquidity Account Release Event occurs).

After the occurrence of the Guaranty/Pledged Liquidity Account Release Event, copies of filed federal income tax returns of Replacement Guarantor	Annually

30 days after filing. If the filing deadline is extended by Replacement Guarantor, Replacement Guarantor shall deliver written evidence to Lender of such extension within 30 days of filing for such extension.

All such financial statements, information and reports shall be in scope and detail reasonably satisfactory to Lender and shall be prepared and certified as to accuracy by an authorized representative of Borrower or Guarantor, as applicable, reasonably acceptable to Lender. Each rent roll shall contain the name and address of all tenants then occupying portions of the Property and, with respect to each Lease, the Rentals payable, square footage of the leased premises, amount of security deposit, commencement date, expiration date, date through which Rental is paid and the nature and extent of any defaults by tenant. Borrower shall (i) provide Lender with such additional financial, management, or other information regarding Borrower, any constituent of Borrower, or the Property, as Lender may reasonably request and (ii) upon Lender’s request, deliver all items required by this Section in an electronic format (i.e. on computer disks) or by electronic transmission reasonably acceptable to Lender.

(n)        Indemnification.    Borrower will indemnify and hold harmless Lender (for purposes of this Section, the term “Lender” shall include the directors, officers, partners, employees and agents of Lender, and any Persons owned or controlled by, owning or controlling, or under common control or affiliated with Lender) from and against, and reimburse Lender for, all claims, demands, liabilities, losses, damages, causes of action, judgments, penalties, costs and expenses (including, without limitation, reasonable attorneys’ fees and legal expenses) which may be imposed upon, asserted against or incurred or paid by Lender by reason of, on account of or in connection with any bodily injury or death or property damage occurring in or upon or in the vicinity of the Property through any cause whatsoever or asserted against Lender on account of any act performed or omitted to be performed hereunder or on account of any transaction arising out of or in any way connected with the Property or with any Loan Document. WITHOUT LIMITATION, IT IS THE INTENTION OF BORROWER AND BORROWER AGREES THAT THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PARTY WITH RESPECT TO CLAIMS, DEMANDS, LIABILITIES, LOSSES, DAMAGES, CAUSES OF ACTION, JUDGMENTS, PENALTIES, COSTS AND EXPENSES (INCLUDING WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES AND LEGAL EXPENSES) WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OR CLAIMS OF NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNIFIED PARTY OR ANY STRICT LIABILITY. However, such indemnities shall not apply to any indemnified party to the extent the subject of the indemnification is caused by or arises out of the fraud, bad faith, gross negligence or willful misconduct of such indemnified party. The foregoing indemnities shall not terminate upon release, foreclosure or other termination of the Security Instrument but will survive foreclosure of the Security Instrument or conveyance in lieu of foreclosure and the repayment of the Indebtedness and the discharge and release of the Security Instrument and the other Loan Documents. Any amount to be paid under this Section by Borrower to Lender shall constitute a demand obligation owing by Borrower and shall bear interest from the date of expenditure until paid at the Default Rate, all of which shall constitute a portion of the Indebtedness.

(o)        Reserved.

(p)        Leases.

(i)        Without first having obtained the written consent of Lender, Borrower will make no assignment, pledge or disposition of the Leases or the Rental; nor will Borrower grant any security interest in the Leases or the Rental; nor will Borrower subordinate any of the Leases to any deed of trust, security deed or mortgage or any other encumbrance of any kind or permit, consent or agree to such subordination; nor will Borrower incur any indebtedness to a tenant under or guarantor of any Lease which may under any circumstance be used as an offset against the Rental or other payments due under said Lease; nor will Borrower receive or collect any Rental for a period of more than one (1) month in advance of the date on which such payment is due unless Borrower collects prepaid Rental for two months at the signing of the Lease; and any such acts, if done without the prior written consent of Lender, shall be null and void.

(ii)       Borrower covenants and agrees to observe in all material respects and perform duly, punctually, and in all material respects all the obligations imposed upon any lessor under the Leases and not to do or permit to be done anything to impair the value thereof; to enforce the performance of each term, provision, covenant, agreement and condition in the Leases to be performed by any tenant thereunder unless Borrower, in good faith and the exercise of prudent business judgment deems such enforcement to be impractical; to appear in and defend any action or proceeding arising under, occurring out of or in any manner connected with any of the Leases and, upon request by Lender, to make appearance in the name and on behalf of Lender, but at the expense of Borrower; to deliver to Lender executed copies of any and all Leases, renewals and extensions of existing Leases and any and all subsequent Leases upon all or any part of the Property; and to execute and deliver at the request of Lender all such further assurances and assignments in the premises covered by the Leases as Lender shall from time to time reasonably require.

(iii)      If there is any payment to Borrower in consideration for the termination of a Lease, Borrower hereby assigns such payment to Lender and further covenants and agrees that, upon the request of Lender, it will pay the amount so received to Lender, which amount will be applied to the Indebtedness in such order as Lender in its sole discretion may determine. Notwithstanding the foregoing, provided no Event of Default exists at the time of receipt by Borrower of any such payments, Borrower may retain such payment.

(iv)      Borrower shall not (A) terminate, amend or modify any Lease except in the ordinary course of business in the exercise of Borrower’s prudent business judgment, or (B) enter into any new Leases except for Leases which are on Borrower’s standard form lease previously approved by Lender and with no modifications thereto except for modifications made in the ordinary course of business in the exercise of Borrower’s prudent business judgment and which satisfy the following minimum leasing requirements: (i) minimum initial term of six (6) months (provided, however, up to ten percent (10%) of the units may be leased for initial terms of less than six (6) months), (ii) electricity and, if applicable, natural gas separately metered to tenants, and (iii) minimum monthly Rental, without offsets, deductions or concessions of not less than current market rents for similar projects in the vicinity of the Property.

(q)       Operation of Property.    Borrower will operate the Property in accordance with all Legal Requirements and will pay all fees or charges of any kind in connection therewith. Borrower will keep the Property occupied so as not to impair the insurance carried thereon. Borrower will not use or occupy, or allow the use or occupancy of, the Property in any manner which materially violates any Legal Requirement or which constitutes a public or private nuisance or which makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto. Borrower will not initiate or permit any zoning reclassification of the Property or seek any variance under existing zoning ordinances applicable to the Property or use or permit the use of the Property in a manner that could result in such use becoming a nonconforming use under applicable Legal Requirements. Borrower will not impose any restrictive covenants or encumbrances upon the Property, execute or file any subdivision plat affecting the Property or consent to the annexation of the Property to any municipality, without the prior written consent of Lender, which consent will not be unreasonably withheld, conditioned or delayed so long as no Event of Default or Unmatured Default then exists. Borrower shall not operate the Property, or permit the Property to be operated, as a cooperative or condominium building or buildings in which the tenants or occupants participate in the ownership, control or management of the Property or any part thereof, as tenant stockholders or otherwise. Borrower shall not cause or permit any drilling or exploration for, or extraction, removal or production of, minerals from the surface or subsurface of the Property without Lender’s prior written consent. Borrower will not knowingly do or suffer to be done any act whereby the value of any part of the Property may be lessened. If Borrower receives a notice or claim from any Governmental Authority pertaining to the Property, Borrower will promptly furnish a copy of such notice or claim to Lender.

(r)        Inspection by Lender.    Lender or its authorized representatives shall have the right to inspect the Property at any reasonable time and Borrower will assist Lender and/or said representatives in whatever way necessary to make such inspections. In addition, Lender, at Borrower’s expense, may make or cause to be made, inspections at such other times as Lender shall elect to (i) inspect repairs, (ii) inspect the repair log for the Property or (iii) examine conditions at the Property following an emergency or during the continuance of an Event of Default. In the event that such inspection reveals that further repairs of the Property are required, Lender shall provide Borrower with a written description of the required repairs or other work and Borrower shall complete such repairs or other work to the reasonable satisfaction of Lender within ninety (90) days after the receipt of such description from Lender, or such later date as may be approved by Lender in its sole discretion, provided, that if the required repairs cannot be completed within such ninety (90) day period, Borrower shall have an additional ninety (90) days to complete such repairs.

(s)        Repair and Maintenance.    Borrower will keep the Property in good order, repair, condition and appearance, causing all necessary structural and non-structural repairs, renewals, replacements, additions and improvements to be promptly made, and will not allow any of the Property to be misused, abused or wasted or to deteriorate. Borrower will promptly replace all worn-out or obsolete fixtures or personal property covered by the Security Instrument with fixtures or personal property comparable to the replaced fixtures or personal property when new. Notwithstanding the foregoing and except as contemplated by Section 4.3 below, Borrower will not, without the prior written consent of Lender, (i) erect any new buildings, structures or other improvements on the Property; (ii) remove from the Property any fixtures or personal property covered by the Security Instrument except such as is replaced by Borrower by an article of equal suitability and value, owned by Borrower, free and clear of any lien or security interest (except that created by the Security Instrument), (iii) make any structural or material alteration to the Property or any other alteration thereto which adversely impairs the value thereof or (iv) make any alteration to the Property involving an estimated expenditure exceeding $50,000 except pursuant to plans and specifications approved in writing by Lender. Upon request of Lender during the continuance of an Event of Default, Borrower will deliver to Lender an inventory describing all fixtures and personal property used in the management, maintenance and operation of the Property with a certification by Borrower that (i) said inventory is a true and complete schedule of all such fixtures and personal property, (ii) such items specified in the inventory constitute all of the fixtures and personal property required in the management, maintenance and operation of the Property, and (iii) all such items are owned by Borrower free and clear of any lien or security interest (except that created by the Security Instrument).

(t)        Casualty.

(i)        Borrower’s Obligation.    If any damage to, loss, or destruction of the Property occurs (“Damage”), (A) Borrower shall promptly notify Lender and take all necessary steps to preserve any undamaged part of the Property and (B) subject to Lender’s making Net Proceeds available for Restoration, but regardless of whether any proceeds are sufficient, and further subject to Borrower not electing to pay the Indebtedness in full, Borrower shall promptly commence and diligently pursue to completion the restoration, replacement, and rebuilding of the Property as nearly as possible to its value and condition immediately prior to the Damage in accordance with plans and specifications approved by Lender (“Restoration”). If Lender fails to approve or disapprove in writing such plans and specifications within fifteen (15) Business Days after receipt thereof by Lender, then Lender shall be deemed to have approved such plans and specifications. Further, no plans and specifications shall be required if the cost to repair such Damage is less than $250,000. Borrower shall comply with other reasonable requirements established by Lender to preserve the security under the Loan Documents.

(ii)        Lender’s Rights.  If any Damage occurs and some or all of it is covered by insurance, then (A) Lender may, but is not obligated to, make proof of loss if not made promptly by Borrower and Lender is authorized and empowered by Borrower in the event the insurance claim exceeds One Million Dollars ($1,000,000) to settle, adjust, or compromise any claims for the Damage if Borrower fails to promptly do so or an Event of Default otherwise exists; (B) each insurance company concerned is authorized and directed to make payment directly to Lender for the Damage; and (C) Lender may apply the insurance proceeds in any order it determines (1) to reimburse Lender for all costs related to collection of the proceeds and (2) subject to subpart (iii) of this Section and at Lender’s option, to (a) payment of all or part of the Indebtedness, whether or not then due and payable, in the order determined by Lender, provided that, if any portion of the Indebtedness remains outstanding after this payment, the unpaid portion of the Indebtedness shall continue in full force and effect and Borrower shall not be excused in the payment thereof; (b) the cure of any Event of Default under the Loan Documents; or (c) the Restoration. Any insurance proceeds held by Lender shall be held without the payment of interest thereon. If Borrower receives any insurance proceeds for the Damage, Borrower shall promptly deliver the full amount of such proceeds to Lender, without deduction of any kind. Notwithstanding anything in the Loan Documents or at law or in equity to the contrary, none of the insurance proceeds paid to Lender shall be deemed trust funds and Lender may dispose of these proceeds as provided in this Section. Borrower expressly assumes all risk of loss from any Damage, whether or not insurable or insured against.

(iii)      Application of Proceeds to Restoration.  In the event Net Proceeds equal $250,000 or less and provided there exists no continuing Event of Default then, notwithstanding any provision contained in the Loan Documents to the contrary, Net Proceeds may be paid directly to Borrower to be used by Borrower for Restoration so long as Lender is satisfied that Restoration can and will be completed prior to the maturity of the Note. In the event Net Proceeds are greater than $250,000, Lender shall make the Net Proceeds available to Borrower for Restoration if: (A) no Event of Default or Unmatured Default exists; (B) Lender shall be satisfied that: (1) if the Damage occurs prior to the Completion Event, completion of the Improvements can and will be completed on or before at least six (6) months prior to maturity of the Note or such other date as may be reasonably approved by Lender (but in any event no later than maturity of the Note), or (2) if the Damage occurs after the Completion Event, Restoration can and will be completed within a reasonable time and on or before at least one (1) month prior to the maturity of the Note or such other date as may be reasonably approved by Lender (but in any event no later than maturity of the Note); (C)

business interruption insurance in sufficient amounts is in effect (following Completion); (D) Borrower shall have entered into a general construction contract reasonably acceptable to Lender for Restoration, which contract must include provision for retainage that is consistent with the retainage requirements set forth in this Agreement; and (E) in Lender’s reasonable judgment, after Restoration has been completed, the combination of capital available to Borrower and net cash flow of the Property will be sufficient to cover all costs and operating expenses of the Property, including payments due and reserves required under the Loan Documents. Notwithstanding any provision of this Agreement to the contrary, Lender shall not be obligated to make any portion of the Net Proceeds available for Restoration unless, at the time of the disbursement request, Lender has determined, in its reasonable discretion, that (y) Restoration can be completed at a cost which does not exceed the aggregate of the remaining Net Proceeds and any funds deposited with Lender by Borrower (“Additional Funds”) and (z) the aggregate of any loss or business interruption insurance proceeds which the carrier has acknowledged to be payable (“Rental Loss Proceeds”) and any funds deposited with Lender by Borrower are sufficient to cover all costs and operating expenses of the Property, including payments due and reserves required under the Loan Documents.

(iv)        Disbursement of Proceeds.  If Lender elects or is required to make insurance proceeds available for Restoration, Lender shall, through a disbursement procedure established by Lender, periodically make available to Borrower in installments the net amount of all insurance proceeds received by Lender after deduction of all reasonable costs and expenses incurred by Lender in connection with the collection and disbursement of such proceeds (“Net Proceeds”) and, if any, the Additional Funds. The amounts periodically disbursed to Borrower shall be based upon the amounts currently due under the construction contract for Restoration and Lender’s receipt of (A) appropriate lien waivers, (B) a certification of the percentage of Restoration completed by an architect or engineer reasonably acceptable to Lender, and (C) title insurance protection against materialmen’s and mechanic’s liens (if available). At Lender’s election, the disbursement of funds may be handled by a disbursing agent selected by Lender and such agent’s reasonable fees and expenses shall be paid by Borrower. The Net Proceeds, Rental Loss Proceeds, and any Additional Funds shall constitute additional security for the Loan and Borrower shall authorize, execute, deliver, file and/or record, at its expense, such instruments as Lender requires to grant to Lender a perfected, first-priority security interest in these funds. If the Net Proceeds are made available for Restoration and (x) Borrower refuses or fails to complete the Restoration, (y) an Event of Default exists, or (z) the Net Proceeds or Additional Funds are not applied to Restoration, then any undisbursed portion may, at Lender’s option, be applied to the Indebtedness in any order of priority, and any application to principal shall be deemed a voluntary prepayment subject to the Additional Costs, if applicable.

(v)       Effect on Indebtedness.  Notwithstanding any Damage, Borrower must continue to pay the Indebtedness and perform the obligations as provided in the Loan Documents. Any reduction in the Indebtedness due to application of Net Proceeds, Rental Loss Proceeds, or Additional Funds shall take effect only upon Lender’s actual receipt and application of such funds to the Indebtedness. If the Property shall have been foreclosed, sold pursuant to any power of sale granted hereunder, or transferred by deed-in-lieu of foreclosure prior to Lender’s actual receipt of such funds, Lender may apply such funds received to the extent of any deficiency upon such sale against any accrued fees and all costs incurred by Lender in connection with such sale.

(vi)      Distribution of Net Casualty Proceeds.  Any net casualty proceeds not required to reconstruct the Property shall be delivered to Borrower after the expiration of the lien period for the work or reconstruction (or at Borrower’s option, after delivery of reasonably acceptable title insurance to Lender over such liens where the lien period has not so expired).

(u)        Condemnation.

(i)        Borrower’s Obligations.  Borrower will promptly notify Lender of any threatened or instituted proceedings for the condemnation or taking by eminent domain, or offer to purchase in lieu of a taking, of all or any portion of the Property including any change in any street (whether as to grade, access, or otherwise) (a “Taking”). Borrower shall, at its expense, (A) diligently prosecute these proceedings; (B) deliver to Lender copies of all papers served in connection therewith; and (C) consult and cooperate with Lender in the handling of these proceedings. No settlement of these proceedings shall be made by Borrower without Lender’s prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed so long as no Event of Default then exists. If, in Lender’s reasonable judgment, Borrower fails to diligently prosecute these proceedings or an Event of Default otherwise exists, then Lender may participate in these proceedings (but shall not be obligated to do so) and Borrower will sign and deliver all instruments requested by Lender to permit this participation and to pay all of Lender’s reasonable costs in such participation. Borrower shall promptly commence and diligently pursue to completion the Restoration as nearly as possible to its value and condition immediately prior to the Taking in accordance with plans and specifications approved by Lender, subject, however, to Lender’s making the Award available, but regardless of whether the Award is sufficient for Restoration.

(ii)       Lender’ Right.  All condemnation awards, judgments, decrees, or proceeds of sale in lieu of condemnation (“Award”) are assigned and shall be paid to Lender. Borrower authorizes Lender to collect and receive them, to give receipts for them, to accept them in the amount received without question or appeal, and/or to appeal any judgment, decree, or award if Borrower fails to promptly do so or an Event of Default otherwise exists. Borrower will sign and deliver all instruments requested by Lender to permit these actions. Lender shall have the right to apply any Award, as per Section 4.1(t)(ii) above relating to insurance proceeds held by Lender. If Borrower receives any Award, Borrower shall promptly deliver the full amount thereof to Lender without deduction of any kind. Any Award held by Lender shall be held without the payment of interest thereon. Notwithstanding anything in the Loan Documents or at law or in equity to the contrary, none of the Award paid to Lender shall be deemed trust funds and Lender may dispose of these proceeds as provided in this Section.

(iii)        Application of Award to Restoration.  With respect to any portion of the Award that is not for loss of value or property, Lender shall permit the application of the Award to Restoration in accordance with the provisions of Section 4.1(t)(iii) above relating to insurance proceeds held by Lender if: (A) no more than ten percent (10%) of the gross square footage of the Land or the Improvements is affected; (B) as a result of the Taking, the Land is not without adequate legal access from a public right-of-way; (C) there is no Event of Default at the time of application; (D) after Restoration, the Property and its use will be in compliance with all Legal Requirements; (E) (1) if the Taking occurs prior to the Completion Event, Restoration is practical and completion of the Improvements can and will be completed on or before at least one (1) month prior to the maturity of the Note, or (2) if the Taking occurs after the Completion Event in Lender’s reasonable judgment, Restoration is practical and can be completed within a reasonable period of time and prior to the maturity of the Note; and (F) in Lender’s reasonable judgment, after Restoration has been completed, the combination of capital available to Borrower and the net cash flow of the Property will be sufficient to cover all costs and operating expenses of the Property, including payments due and reserves required under the Loan Documents. Any portion of the Award that is (x) for loss of value or property or (y) in excess of the cost of any Restoration permitted above, shall be paid to Borrower unless an Event of Default then exists, in which case Lender may, in Lender’s sole discretion, apply such portion against the Indebtedness or pay it to Borrower.

(iv)        Effect on Indebtedness.  Notwithstanding any Taking, Borrower must continue to pay the Indebtedness and perform the obligations as provided in the Loan Documents. Any reduction in the Indebtedness due to application of the Award shall take effect only upon Lender’s actual receipt and application of the Award to the Indebtedness. If the Property shall have been foreclosed, sold pursuant to any power of sale granted hereunder, or transferred by deed-in-lieu of foreclosure prior to Lender’s actual receipt of the Award, Lender may apply the Award received to the extent of any deficiency upon such sale against any accrued fees and all costs incurred by Lender in connection with such sale.

(v)        Further Assurances.    Borrower will, on request of Lender, (i) promptly correct any defect, error or omission which may be discovered in the contents of the Loan Documents or in the execution or acknowledgment thereof; (ii) execute, acknowledge, deliver and record or file such further instruments (including without limitation further deeds of trust, mortgages, security deeds, security agreements, financing statements, continuation statements and assignments of rents or leases) and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of the Loan Documents and such other instruments and to subject to the liens and security interests hereof and thereof any property intended by the terms hereof and thereof to be covered hereby and thereby including specifically, but without limitation, any renewals, additions, substitutions, replacements, or appurtenances to the Property; (iii) execute, acknowledge, deliver, procure and record or file any document or instrument (including specifically any financing statement) deemed advisable by Lender to protect the lien or the security interest under the Loan Documents against the rights or interests of third persons; and (iv) provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts as may be necessary, desirable or proper in the reasonable determination of Lender to enable Lender to comply with the requirements or requests of any agency having jurisdiction over Lender or any examiners of such agencies with respect to the Loan, Borrower or the Property; and Borrower will pay all reasonable costs actually incurred connected with any of the foregoing.

(w)       Location and Use of Collateral.  All tangible Collateral will be used in the business of Borrower and shall remain in Borrower’s control at all times at Borrower’s risk of loss and shall be located on the Property or at Borrower’s principal place of business.

(x)        Estoppel Certificate.  Borrower shall from time to time furnish promptly upon request by Lender a written statement in such form as may be reasonably required by Lender stating that the Loan Documents are valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms; the unpaid principal balance of the Note; the date to which interest on the Note is paid; that the Loan Documents have not been released, subordinated or modified; and that there are no offsets or defenses against the enforcement of the Loan Documents, or if any of the foregoing statements are untrue, specifying the reasons therefor.

(y)        Proceeds of Collateral.  Borrower shall account fully for and, if Lender so elects, shall promptly pay or turn over to Lender the proceeds in whatever form received from disposition in any manner of any of the Collateral, except as otherwise specifically authorized in the Loan Documents. Borrower shall at all times keep the tangible Collateral and its proceeds separate and distinct from other property of Borrower and shall keep accurate and complete records of the Collateral and its proceeds.

(z)        Permitted Encumbrances.  Borrower will comply in all material respects with and will perform in all material respects all of the covenants, agreements and obligations imposed upon it or the Property in the Permitted Encumbrances in accordance with their respective terms and provisions. Borrower will not modify or permit any modification of any Permitted Encumbrance, without the prior written consent of Lender, which consent will not be unreasonably withheld, conditioned, or delayed so long as no Event of Default or Unmatured Default then exists.

(aa)        Title Insurance.  Borrower shall furnish to Lender, at Borrower’s expense, the Title Policy showing Lender as the insured thereunder, in the amount of the Commitment and in form, date and substance and written by the Title Company, insuring a valid first lien upon the Property by virtue of the Security Instrument and containing no exceptions other than the Permitted Encumbrances and as otherwise specifically approved in writing by Lender. If the underwriter issuing the Title Policy becomes insolvent or is placed in receivership or for any other reason the Loan Title Policy becomes unenforceable, Borrower shall furnish to Lender, at Borrower’s expense, another loan title insurance policy or policies in the amount and in substitution for the original Title Policy and meeting the above requirements.

(bb)        Management of the Property.  The management of the Property shall be by either of the following (each a “Property Manager”): (i) Borrower or an Affiliate of Borrower reasonably approved by Lender for so long as Borrower or said Affiliate is managing the Property in a first class manner; or (ii) a third-party professional property management company approved by Lender, such approval not to be unreasonably withheld, conditioned or delayed so long as no Event of Default or Unmatured Default then exists. Such management by an Affiliate of Borrower or a third-party professional property management company shall be pursuant to a written agreement approved by Lender, such approval not to be unreasonably withheld or delayed. In no event shall any manager be removed or replaced or the terms of any management agreement modified or amended without the prior written consent of Lender, such consent not to be unreasonably withheld, conditioned or delayed so long as no Event of Default or Unmatured Default then exists. After an Event of Default or a default under any management agreement then in effect, which default is not cured within any applicable grace or cure period, Lender shall have the right to terminate, or to direct Borrower to terminate, such management contract upon thirty (30) days’ notice and to retain, or to direct Borrower to retain, a new Property Manager approved by Lender. It shall be a condition of Lender’s consent to any management agreement, whether with an affiliate of Borrower or otherwise, that such manager enter into a Property Manager Consent and Agreement with Lender whereby such Property Manager acknowledges and agrees to the aforesaid rights of Lender and as to such other matters as Lender may reasonably require. Any management agreement shall provide for a maximum allowable management fee of three percent (3%).

(cc)        Appraisal.  If an Event of Default has occurred and is continuing or as otherwise may be required by a governmental agency having jurisdiction over Lender or as otherwise may be expressly contemplated by the Loan Documents, at Borrower’s expense, Lender may obtain from time to time (but not earlier than one year after the date of the Appraisal furnished in connection with the closing of the Loan and not more often than annually thereafter unless required by a governmental agency having jurisdiction over Lender or unless required in connection with the express provisions of any Loan Document), a current Appraisal of the Property by a licensed appraiser satisfactory to Lender. Borrower shall pay the cost thereof to Lender within thirty (30) days following written request of Lender.

(dd)       Operating, Deposit and Reserve Accounts.    During the term of the Loan, all operating, security deposit and reserve accounts for the Property (including, without limitation, accounts for tenant security deposits), shall be maintained at a branch office of Lender designated by Borrower.

(ee)        Hedge Agreement.    In the event Borrower enters into or obtains any Hedge Agreement, then concurrently with the execution of the Hedge Agreement, Borrower shall assign all of its right, title and interest in any such Hedge Agreement to Lender pursuant to an Assignment of Hedge Agreement in form and substance reasonably acceptable to Lender. Borrower shall comply with all of its covenants, agreements and obligations in any Hedge Agreement in accordance with the terms thereof and shall not permit a default by Borrower to occur thereunder. In the event that Borrower enters into an Hedge Agreement with another financial institution other than Lender, Borrower acknowledges and agrees that such Hedge Agreement shall not be secured by a lien or security interest in and to any of the Property or any other collateral for the Loan.

(ff)          Maintenance of Pledged Liquidity Account.      At all times prior to the Guaranty/Pledged Liquidity Account Release Date, Borrower shall cause Guarantor to (i) maintain the Pledged Liquidity Account with Lender in an amount of (A) not less than $1,383,515.00 at all times until the occurrence of the Guaranty/Pledged Liquidity Account Reduction Event, and (B) not less than $691,757.50 at all times until the occurrence of the Guaranty/Pledged Liquidity Account Release Event, and (ii) pledge and grant a first priority Lien against the Pledged Liquidity Account in favor of Lender as additional collateral for the Indebtedness.

(gg)        Wage Claims        Borrower shall not permit any lien to attach to the Property pursuant to Section 61 of the Texas Labor Code. Borrower covenants and agrees to provide Lender with copies of any notices or orders received by Borrower from the Commission or any court in connection with any wage claim under Section 61 of the Texas Labor Code.

(hh)        ERISA.

  (i)        Plan Assets; Compliance; No Material Liability.  Borrower hereby covenants and agrees that (i) Borrower shall not use any Plan Assets to repay or secure the Indebtedness, (ii) no assets of Borrower or Guarantor are or will be

Plan Assets, (iii) each Employee Benefit Plan will be in material compliance with all applicable requirements of ERISA and the Code except to the extent any defects can be remedied without material liability to Borrower under Revenue Procedure 2008-50 or any similar procedure, and (iv) Borrower will not have any material liability under Title IV of ERISA or Section 412 of the Code with respect to any Employee Benefit Plan.

(ii)        Transfer of Interests.    In addition to the prohibitions set forth in this Agreement and the other Loan Documents, and not in limitation thereof, Borrower hereby covenants and agrees that Borrower shall not assign, sell, pledge, encumber, transfer, hypothecate or otherwise dispose of its interests or rights (direct or indirect) in any Loan Document or any portion of the Property or attempt to do any of the foregoing or suffer any of the foregoing, or permit any party with a direct or indirect interest or right in any Loan Document or any portion of the Property to do any of the foregoing, if such action would cause this Agreement, any of the other Loan Documents, or the Indebtedness or the exercise of any of Lender’s rights in connection therewith, to constitute a prohibited transaction under ERISA or the Code (unless Borrower furnishes to Lender a legal opinion satisfactory to Lender that the transaction is exempt from the prohibited transaction provisions of ERISA and the Code) or would otherwise result in the Property, or assets of Borrower or Guarantor being Plan Assets.

(iii)        Indemnity.    Borrower hereby agrees to indemnify Lender, its Affiliates, and their respective directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not Lender or any Affiliate is a party thereto) which any of them may actually pay or incur by reason of the investigation, defense and settlement of claims and in obtaining any prohibited transaction exemption under ERISA or the Code necessary in Lender’s judgment by reason of the inaccuracy of the representations and warranties set forth in Section 3.1(g) hereof or a breach of the provisions set forth in this Section 4.1(gg). The obligations of Borrower under this Section 4.1(gg) shall survive the termination of this Agreement.

(ii)        Prohibited Distributions  After the occurrence and during the continuation of an Event of Default or Unmatured Default, Borrower shall not make any dividend or distribution to its partners, or make any other payment to Persons holding a direct or indirect ownership interest in Borrower or engage in any transaction that has a substantially similar effect; provided, however, that no such dividend, distribution or payment shall be permitted at any time the Loans are not “in balance” pursuant to Section 6.6 hereof.

(jj)       Interest Rate Risk Management    Except as otherwise provided herein, Borrower will not enter into an agreement which provides for an interest rate, currency,

equity, credit or commodity swap, cap, floor or collar, spot or foreign currency exchange transaction, cross currency rate swap, currency option, any combination of the foregoing, or option with respect to, any of the foregoing or similar transactions, for the purpose of hedging the Borrower’s exposure to fluctuations in interest rates, exchange rate, currency, stock, portfolio or loan valuations or commodity prices without first receiving Lender’s written approval as to form, amount and substance of such agreement, such approval not to be unreasonably withheld or delayed. Failure to Perform. If Borrower fails to perform any of the covenants or agreements contained in the Loan Documents, then, after expiration of any applicable notice and cure period provided in the Loan Documents with respect to such failure (except (i) in the case of an emergency, (ii) in the case of the payment of insurance premiums subject to termination if not timely paid, or (iii) in the case of the payment of taxes subject to penalties if not timely paid), Lender may, but shall not be obligated to, perform or cause to be performed such covenant or agreement, and any money paid by Lender shall be an advance against the Note and shall bear interest from the date of making such payment until paid at the Default Rate and shall be secured by the Loan Documents, and Lender upon making any such payment shall be subrogated to all rights of the Person receiving such payment.

4.3.        Special Construction Loan Covenants.

(a)        Project Budget and Application of Loan Proceeds.    The Project Budget includes all Project Costs contemplated to be paid from disbursements of the Loan, including categories for contingencies, Project Revenues and Borrower’s Initial Equity. The Project Budget specifies the interest rate projections and leasing assumptions used to determine the Project Costs. “Project Costs” shall mean all costs incurred in connection with the acquisition of the Land and the construction, leasing and operation of the Improvements until maturity of the Loan, including without limitation interest expense; provided, however, that the cost of the Land shown in the Project Budget shall in no event exceed the “as-is” value of the Land shown in the initial Appraisal of the Property obtained by and approved by Lender in connection with the closing of the Loan. “Project Revenues” shall mean all receipts and revenues generated by or in connection with the Property, including without limitation rents, interest income, insurance proceeds, condemnation awards and payments received from interest rate hedging or similar agreements. Notwithstanding any provision herein to the contrary, Borrower may not (i) reallocate any line item in the Project Budget to any other line item in the Project Budget without Lender’s written consent, unless Borrower provides Lender with evidence reasonably satisfactory to Lender of associated manifest cost savings realized by Borrower in the applicable line item(s) supporting such reallocation, as verified by Construction Consultant for any Hard Costs savings (if and to the extent such verification is required by Lender), (ii) reallocate all or any portion of the “interest reserve,” “developer fee” or “general contractor fee” line items in the Project Budget for any purpose without Lender’s consent, in its sole discretion, regardless of whether manifest cost savings in any such lien items are realized, or (iii) utilize and allocate any “contingency” item set forth in the Project Budget, other than as follows: (A) not more than 50% of the contingency line item may be utilized and allocated for Project Costs actually incurred by Borrower until the Improvements reach 51% completion; and (B) after the Improvements reach 51% completion, the remaining 50% of the contingency line item may be utilized and allocated for Project Costs actually incurred by Borrower thereafter. Borrower agrees to give Lender prompt written notice of any changes that should be made in the Project Costs so that the Project Budget at all times accurately and realistically represents the sources and uses of funds for the Property. In addition, Lender may notify Borrower that, in Lender’s judgment, changes need to be made in the Project Budget. If, after consultation and consideration of the view of Borrower and supporting documentation, Borrower and Lender do not agree as to what modifications need to be made in the Project Budget, the reasonable determination of Lender shall govern. Lender shall confirm to Borrower the most current approved Project Budget. Borrower shall use the proceeds of the Loan solely for the purpose of paying for actually incurred Project Costs as set forth in the Project Budget and shall in no event use any of the Loan proceeds for any other purpose.

(b)        Construction Schedule.    Borrower shall furnish to Lender a schedule (herein called the “Construction Schedule”) showing the timing of construction of the Improvements with a breakdown by trade.

(c)        Commencement and Completion of Construction.    Borrower shall not cause or permit the commencement of construction of the Improvements or delivery of materials to the Land until after recording of the Security Instrument with the appropriate recorder’s office of the county where the Land is located and after obtaining all necessary permits and approvals. Borrower shall commence construction of the Improvements no later than sixty (60) days from the date of this Agreement and shall diligently pursue said construction to completion and achieve the Completion Event, and shall supply such moneys required in excess of the Loan and Borrower’s Initial Equity and perform such duties as may be necessary to complete the construction of the Improvements in accordance with the Plans and Specifications, good building practice and all Legal Requirements, all of which shall be accomplished on or before the Completion Date, and without liens, claims or assessments (actual or contingent) asserted against the Property for any material, labor or other items furnished in connection therewith. Borrower will provide to Lender upon request therefor evidence of satisfactory compliance with all of the foregoing.

(d)        Evidence Regarding Commencement of Construction.    Borrower shall furnish Lender an affidavit executed by a Person approved by Lender, that at the time of the recordation of the Security Instrument there was no commencement of construction of improvements (as that term is defined under laws applicable to the Property) on the Land or delivery of materials to the Land. Borrower and Contractor shall jointly file an affidavit or notice of commencement of construction of improvements with the county clerk of the county in which the Land is located not later than the 30th day after the date of actual commencement of construction of the Improvements or delivery of materials to the Land. Such affidavit shall contain the information required by §53.124(c) of the

Texas Property Code, shall not be filed prior to approval thereof in writing by Lender and shall in no event be filed showing a date of commencement of construction which is prior to the filing of the Security Instrument with the county clerk of the county where the Land is located.

(e)        Right of Lender and Construction Consultant to Inspect Property.    Borrower shall permit Lender and its representatives and agents, including the Construction Consultant, to enter upon the Property and to inspect the Improvements and all materials to be used in the construction thereof and all instruments and documents of any kind relating to the acquisition, construction, leasing and operation of the Improvements; shall cooperate and cause Architect and Contractor to cooperate with Lender and its representatives and agents (including Construction Consultant) during such inspections and shall maintain all of the foregoing for said inspections; shall permit the photographing of any portions of the Property or any materials thereon; and shall, if requested by Lender or its representatives or agents (including Construction Consultant), move, remove or uncover such materials or portions of the Improvements as shall be reasonably necessary to fully inspect the Property; provided, however, that this provision shall not be deemed to impose upon Lender any duty or obligation whatsoever to undertake such inspections, to correct any defects in the Improvements or to notify any person with respect thereto. Borrower acknowledges that the duties of the Construction Consultant run solely to Lender and that the Construction Consultant shall have no obligations or responsibilities whatsoever to Borrower, Contractor, any other party to any Project Contract with Borrower or to any of their respective agents or employees.

(f)         Correction of Defects.    Borrower shall promptly correct any structural defect in the Improvements or any material departure from the Plans and Specifications not previously approved by Lender and any violation of any Legal Requirement. The advance of any Loan proceeds shall not constitute a waiver of Lender’s right to require compliance with this covenant.

(g)        Off Site Work.    To the extent required by the Plans and Specifications, Borrower shall promptly commence and complete any and all off site improvements (including public streets, walks and like areas adjoining the Improvements) as and if required and provide any and all utilities and other facilities required, all in substantial accordance with the Legal Requirements. Unless otherwise provided for, such off site improvements shall be deemed part of the work of construction of the Improvements.

(h)        Storage of Materials.  Borrower shall cause all materials supplied for the construction of the Improvements but not affixed to or incorporated into the Property to be stored on the Land or at such other location as may be approved by Lender in writing, with adequate safeguards to prevent loss, theft, damage or commingling with other materials not intended to be utilized in the construction of the Improvements, and Borrower shall provide evidence reasonably satisfactory to Lender that any materials stored offsite are (i) adequately insured, (ii) properly secured and segregated and identified as being owned by Borrower, with a bill of sale or other evidence of Borrower’s ownership of such materials, and (iii) if the site is a warehouse, such warehouse shall be bonded or insured for the value of the stored materials and evidence thereof provided to Lender upon Lender’s request

(i)        Vouchers.    Borrower shall deliver to Lender, on demand, any contracts, bills of sale, statements, receipted vouchers or agreements under which Borrower claims title to any materials incorporated in the Improvements or otherwise subject to the Lien of the Security Instrument.

(j)        Encroachments.    Borrower agrees that (i) the Improvements shall be constructed entirely on the Land; (ii) no conveyances of any portion of or interest in the Property will be made by Borrower which will cause any protrusion above, on, or under the surface of the Property; (iii) such construction will not protrude onto or overhang any easement or right of way upon the land of others; and (iv) the Improvements when erected shall be wholly within applicable building restriction lines however established.

(k)       Construction/Financing Sign.    Borrower agrees that Lender may at its expense have a sign constructed and placed on the Land in a location satisfactory to the Lender stating that the Improvements are being built with the proceeds of a construction loan by the Lender, said sign to be in the form and to conform to the specifications set forth below.

(l)        Additional Expenditures by Lender.    Borrower agrees that all sums paid or expended by Lender under the terms of the Loan Documents in excess of the amount of the Loan shall be considered to be an additional loan to Borrower and the repayment thereof, together with interest thereon at the Default Rate from the date of expenditure until paid, all of which shall constitute a portion of the Indebtedness and shall be immediately due and payable without notice, and Borrower agrees to pay such sum upon demand. Nothing contained herein, however, shall obligate Lender to make such advances.

(m)        Plans and Specifications.    Borrower has furnished (or will furnish when finalized) to Lender a set of the Plans and Specifications for construction of the Improvements, including the engineering plans, complete architectural plans, specifications and work drawings, projected costs and related information, site plans, proposed plat dedications and proposed development restrictions and conditions and all requisite building permits authorizing construction of the Improvements. The Plans and Specifications and the Improvements constructed pursuant thereto will comply with all applicable Legal Requirements. The Plans and Specifications as approved will not be amended, modified or supplemented without the prior written approval of Lender except as permitted under Section 4.3(o) below.

(n)        Supplemental Data.    Borrower shall submit to Lender such additional information concerning the Plans and Specifications or the Project Contracts as Lender or Construction Consultant may reasonably request.

(o)        Changes in Plans.    All requests for approval of changes in the Plans and Specifications must be in writing and be conditioned upon approval by Lender, which approval shall be subject to such conditions and qualifications as Lender in its sole and absolute discretion may reasonably prescribe. Notwithstanding the foregoing, Lender’s approval shall not be required if all of the following conditions are satisfied:

(i)        Said changes do not have a material effect on the structural portions or the exterior appearance of the Improvements or the architectural design concept thereof;

(ii)       None of said changes individually increases the cost of construction by more than $200,000; and

(iii)      The aggregate of all of said changes does not increase the cost of construction by more than $600,000.

At the end of each month Borrower will submit to Lender copies of all change orders effecting said changes made in such month.

(p)        Review of Plans and Specifications; Construction Consultant.    Lender shall commission, at the expense of Borrower, a preliminary review by the Construction Consultant of the Property and all Plans and Specifications, the Construction Contract, all other related Project Contracts, geotechnical reports, environmental assessments and any other information relevant to the preparation of the site and completion of the

Improvements. The purpose of the review is to confirm the feasibility of the construction and development of the Property and the adequacy of Borrower’s projected Project Budget. Lender also shall have the right to employ the Construction Consultant to review Borrower’s Advance Requests to ensure that the Improvements are being constructed in substantial accordance with the Plans and Specifications and applicable Legal Requirements, the approved Project Budget and the other terms and conditions of this Agreement. Borrower shall pay all reasonable fees and expenses of such Construction Consultant. The Construction Consultant may from time to time, at such intervals as may be acceptable to Lender, review the Plans and Specifications and inspect the Property on Lender’s behalf and review the continued adequacy of the Project Budget, and Lender shall have no obligation to fund an Advance pursuant to an Advance Request hereunder if the Construction Consultant has not approved in good faith Borrower’s Advance Request and the supporting documentation associated therewith. Borrower shall cooperate fully with the Construction Consultant and give the Construction Consultant convenient access to the Property upon prior reasonable notice.

ARTICLE V.

ADDITIONAL COLLATERAL

5.1.       Additional Collateral.  As additional security for the payment of the Indebtedness and performance of the obligations and agreements of Borrower under the Loan Documents, Borrower hereby transfers and assigns, to the extent transferrable and assignable, to Lender and grants to Lender a lien on and security interest in all right, title and interest of Borrower in, to and under the following items relating to the acquisition, construction, use, operation and maintenance of the Property (the “Additional Collateral”); subject however, to a license hereby granted by Lender to Borrower to exercise its rights under the Additional Collateral, which license is limited as hereinafter provided:

(a)        Licenses.    All licenses, permits, approvals, certificates and agreements with or from all boards, agencies, departments, governmental or otherwise, relating directly or indirectly to the ownership, use, operation and maintenance of the Property, or the construction of the Improvements, whether heretofore or hereafter issued or executed (collectively, the “Licenses”).

(b)        Project Contracts.    The Construction Contract, the Engineer’s Contract, the Architect’s Contract, the Development Agreement, the Property Management Agreement and all other contracts, subcontracts, agreements, site development agreements, service agreements, management agreements, warranties and purchase orders, together with any and all renewals, extensions and modifications thereof and all amendments, exhibits and addenda thereto, which have been or will be executed by or on behalf of Borrower, or which have been assigned to Borrower, in connection with the acquisition, use, operation or maintenance of the Property or the construction of improvements on the Property (the “Project Contracts”).

(c)        Plans and Specifications.    All plans, specifications, notes, drawings, approvals, certifications and similar work product, and any and all modifications thereof relating to the Property (the “Plans and Specifications”).

5.2.       Representations.  Borrower represents that: (i) Borrower is the sole owner of the entire right, title and interest of owner in, to and under the Additional Collateral, has the full and complete right to use the Plans and Specifications and has good title to and good right to assign the Additional Collateral to Lender and no other person or entity has any right, title or interest in the Additional Collateral except for the right title and interest of Architect and Engineer in the Plans and Specifications; (ii) the Licenses and Project Contracts are, or will be when issued or entered into, in full force and effect and there has been no default by Borrower or, to Borrower’s knowledge, the respective non-Borrower parties thereunder and, to Borrower’s knowledge, no event has occurred which with the passage of time or the giving of notice, or both, would constitute such a default; (iii) Borrower has not executed any prior assignments of, or in any way transferred or encumbered or created or permitted any Lien upon or against, the Additional Collateral; and (iv) Borrower has performed no act or executed any other instrument which might prevent Lender from enjoying and exercising any of its rights and privileges evidenced hereby.

5.3.       Covenants, Agreements and Warranties.  During the term of the Loan, Borrower shall (i) faithfully perform each in all material respects of its duties and obligations under the Additional Collateral and comply in all material respects with each agreement, restriction and provision of the Additional Collateral to be performed by Borrower; (ii) enforce the performance in all material respects of each term, agreement, restriction and provision of the Additional Collateral to be performed by the respective non-Borrower parties thereto and shall not waive, set off, compromise or in any manner release or discharge any such non-Borrower party under any Project Contract from any of the foregoing; (iii) not modify or amend any of the Additional Collateral in any material way, except as otherwise permitted hereunder or with Lender’s prior written consent; (iv) not terminate any material Licenses or Project Contracts except as otherwise permitted hereunder or with Lender’s prior written consent; (v) not enter into any new Project Contracts in excess of $200,000 as to any single contract or $1,000,000 in the aggregate (provided all such Project Contracts must be entered into in the ordinary course of business and terminable upon 30 days’ notice without penalty) except in such form, upon such terms and with parties as shall be reasonably approved in writing by Lender; (vi) give prompt notice to Lender of any claim of or notice of any material default under any of the material Additional Collateral given to or by Borrower, together with a copy of any such notice or claim if the same is in writing; (vii) not make any assignment, pledge or other disposition of any of the Additional Collateral; (viii) not subordinate any of the Additional Collateral to any deed of trust or mortgage or any other encumbrance of any kind or permit, consent or agree to such subordination; (ix) at all times defend Lender’s first and prior right in and to all of the Additional Collateral against any and all claims adverse to the claim of Lender; and (x) appear in and defend any action arising out of, or in any manner connected with, the Additional Collateral or the duties or obligations of Borrower or any guarantor or surety thereunder or with respect thereto and, upon request by Lender, shall make appearance in the name and on behalf of Lender, but at the expense of Borrower. Upon Lender’s request, Borrower shall deliver to Lender a complete list of all Project Contracts and Licenses and copies of all Project Contracts and Licenses.

5.4.       Rights of Borrower; Termination of License.  Prior to the occurrence of an Event of Default, Borrower shall be entitled under the license hereby granted, but limited as provided herein, to exercise its rights under the Additional Collateral and to use the Additional Collateral in accordance with the terms and conditions of this Section. Upon the conveyance by Borrower of the fee title to the Property, all right, title, interest and powers granted under said license shall automatically pass to and may be exercised by each such subsequent owner. Upon the occurrence and continuance of an Event of Default, Lender may (but shall be under no duty) to terminate the license granted to Borrower and Lender shall have any and/or all of the following rights and remedies:

(a)        exercise all rights and undertake all actions which would be available to Borrower under any of the Additional Collateral;

(b)        effect new Project Contracts and Licenses, cancel or surrender existing Project Contracts or Licenses, amend or modify the terms of and renew existing Project Contracts and Licenses, and make concessions to Governmental Authorities and any party to any Project Contracts; and

(c)        exercise all proprietary rights in the Plans and Specifications and fully utilize the Plans and Specifications for Lender’s sole benefit in connection with the Property.

Upon termination of said license, the Governmental Authorities and all non-Borrower parties to any Project Contract shall be, and are hereby, fully authorized and empowered to continue the work and duties contemplated by the Additional Collateral under the sole direction of Lender, to be bound and obligated under the Additional Collateral to the same extent as such parties are bound and obligated to Borrower thereunder, and to permit Lender to retain and use any of the Additional Collateral for any and all purposes as Lender may deem appropriate with respect to the Property. Any of the Governmental Authorities, non-Borrower parties to any Project Contracts or any other Person requiring contact with the holder of the Additional Collateral may rely on the affidavit of an officer, agent or attorney of Lender stating that there has been an Event of Default for the purposes of allowing Lender its rights in the Additional Collateral pursuant to this Section.

5.5.       Limitation of Lender’s Obligations.  Lender will not be deemed in any manner to have assumed any of the Additional Collateral, nor shall Lender be liable to any Governmental Authorities or any non-Borrower parties to any Project Contract by reason of any default by any party under the Licenses or Project Contracts. Lender shall not be liable for any loss sustained by Borrower resulting from Lender’s exercise of rights under any of the Additional Collateral, or from any other act or omission of Lender under this Article V unless such loss is caused by the gross negligence or willful misconduct of Lender, nor shall Lender be obligated to perform or discharge any obligation, duty or liability under any of the Additional Collateral by reason of this instrument or the exercise of rights or remedies hereunder. Prior to express termination of any license by Lender and assumption by Lender of the same, the provisions of this Article V shall not operate to place responsibility upon Lender for the construction of the Improvements or in any way for the Property or for the carrying out of any of the terms and conditions of the Additional Collateral.

5.6.       Reassignment.  Upon the indefeasible payment by Borrower in full of all of the Indebtedness and termination of the Commitment, all of Lender’s interest in the Additional Collateral shall automatically be deemed reassigned to Borrower (or terminated if so requested by Borrower) and Lender shall have no further interest therein. Upon written request from Borrower, Lender shall, at Borrower’s expense, execute such documentation as is reasonably necessary to reassign or terminate such interest without recourse to Lender.

5.7.       Additional Instruments.  At Lender’s request, Borrower shall execute and deliver to Lender any and all assignments and other documents and instruments reasonably necessary to confirm the collateral assignments contemplated by this Article V.

ARTICLE VI.

LOAN FUNDING; COMMITMENT

6.1.       Rights to Advances; Generally.    Lender agrees, on the terms and conditions set forth in this Agreement, to make advances of the Loan to Borrower from time to time in amounts not to exceed in the aggregate the amount of the Commitment. No proceeds of the Loan shall be applied by Borrower to reimburse itself for costs previously funded with or credited to Borrower’s Initial Equity or costs funded with any Borrower’s Deposit.

6.2.       Conditions to Closing and Initial Advance.    Borrower agrees that, in addition to all other conditions set forth herein, the making of the Initial Advance is conditioned upon the fulfillment of each of the following conditions:

(a)        Loan Documents and Certain Third Party Documents.  Lender shall have received on the date hereof the following documents fully executed and in form and substance satisfactory to Lender:

(i)        The Note;

(ii)       The Security Instrument;

(iii)      The Guaranty;

(iv)      The Environmental Indemnity Agreement;

(v)       The Contractor Consent and Agreement (attaching a copy of the Construction Contract);

(vi)      The Architect Consent and Agreement (attaching a copy of the Architect’s Contract);

(vii)     The Engineer’s Consent and Agreement (attaching a copy of the Engineer’s Contract);

(viii)    The Developer Subordination Agreement (attaching a copy of the Development Agreement); and

(ix)      Borrower Financing Statement.

(b)        Additional Closing Deliveries.  Lender shall have received the following on the date hereof in form and substance satisfactory to Lender:

(i)        An opinion or opinions from counsel for Borrower and Guarantor;

(ii)       Current UCC, tax and judgment searches made in such places as Lender may specify, covering Borrower and showing no filings relating to, or which could relate to, the Property other than those made hereunder;

(iii)      Evidence of the insurance required under Section 4.1(d) hereof, except that evidence of the Builder’s Risk insurance coverage described in Section II(A) of Exhibit C attached hereto shall be required to be furnished to Lender not later than 45 days after the Effective Date;

(iv)      A commitment to issue the Title Policy, together with copies of all documentation evidencing exceptions raised therein;

(v)       An ALTA/ACSM survey of the Property certified in a manner acceptable to Lender;

(vi)      A certificate of Borrower’s operating member certifying on behalf of Borrower as to (i) the operating or company agreement of Borrower, and (ii) the authorizing member consent or resolution of Borrower’s applicable members, together with (w) a copy of the Certificate of Formation for Borrower, certified by the Delaware Secretary of State as of a recent date, (x) a copy of the certificate of authorization, qualification or registration for Borrower, certified by the Texas Secretary of State as of a recent date, (y) a copy of a certificate of existence and good standing as of a recent date for Borrower from the Delaware Secretary of State, and (z) copies of a certificate of fact for Borrower from the Texas Secretary of State and a franchise tax status verification for Borrower from the Texas Comptroller demonstrating that Borrower is in good standing in Texas;

(vi)      A certificate of the general partner of Borrower’s operating member certifying on behalf of said operating member as to (i) the limited partnership agreement of said operating member, and (ii) the authorizing partner consent or resolution of said operating member’s applicable partners, together with (w) a copy of the Certificate of Formation for said operating member, certified by the Delaware Secretary of State as of a recent date, (x) a copy of the certificate of authorization, qualification or registration for Borrower, certified by the Texas Secretary of State as of a recent date, (y) a copy of a certificate of existence and good standing as of a recent date for said operating member from the Delaware Secretary of State, and (z) copies of a certificate of fact for said operating member from the Texas Secretary of State and a franchise tax status verification for said operating member from the Texas Comptroller demonstrating that said operating member is in good standing in Texas;

(vi)      A certificate of a secretary or assistant secretary of the general partner of Borrower’s operating member certifying on behalf of said general partner as to (i) the operating or company agreement of said general partner, and (ii) the authorizing member consent or resolution of said general partner’s applicable members, together with (w) a copy of the Certificate of Formation for said general partner, certified by the Delaware Secretary of State as of a recent date, (x) a copy of the certificate of authorization, qualification or registration for said general partner, certified by the Texas Secretary of State as of a recent date, (y) a copy of a certificate of existence and good standing as of a recent date for said general partner from the Delaware Secretary of State, and (z) copies of a certificate of fact for said general partner from the Texas Secretary of State and a franchise tax status verification for said general partner from the Texas Comptroller demonstrating that said general partner is in good standing in Texas;

(viii)   A certificate of a secretary or assistant secretary of the Original Guarantor certifying as to (i) the operating or company agreement for the Original Guarantor, (ii) the authorizing resolution of the Original Guarantor, and (iii) incumbency and specimen signatures of signatories for the Original Guarantor, together with (y) a copy of the Certificate of Formation for the Original Guarantor, certified by the Delaware Secretary of State as of a recent date, and (z) certificate of existence and good standing as of a recent date for the Original Guarantor from the Delaware Secretary of State;

(ix)     Evidence indicating whether the Property is located within a one hundred year flood plain or identified as a special flood hazard area as defined by the Federal Emergency Management Agency; and, if so, a flood notification form signed by Borrower and evidence that flood insurance is in place for the building and contents, all in form and substance satisfactory to Lender;

(x)      An Appraisal showing the Loan-to-Value Ratio to be no more than sixty-five percent (65%);

(xi)     A soils report with respect to the Property prepared by an engineer acceptable to Lender, and copies of all other inspection and test reports with respect to the Property made by or for Borrower;

(xii)    An environmental report with respect to the Property prepared by an environmental consultant acceptable to Lender;

(xiii)   Evidence indicating compliance by the Improvements with applicable zoning requirements (without requirement for a variance);

(xiv)   The Architect’s Certificate;

(xv)    Evidence that all utilities and municipal services required for the construction and operation of the Improvements are available at the Property;

(xvi)   Evidence satisfactory to Lender that the Loan-to-Cost Ratio is no more than seventy percent (70%);

(xvii)   A signed IRS Form W-8 or W-9 as applicable; and

(xviii)  Such other information and documents as Lender may require.

(c)        Construction Documents.  Lender shall have received the following on or before the date of the Initial Advance in form and substance satisfactory to Lender:

(i)        The Plans and Specifications;

(ii)       A plan and cost review report from the Construction Consultant;

(iii)      The Construction Schedule;

(iv)      Copies of all permits, certificates, licenses and approvals required under all applicable Legal Requirements for the construction of the Improvements, with all of said building permits for construction of all Improvements being required to have been furnished to Lender not later than 30 days after the Effective Date, even if the Initial Advance has not occurred by such deadline;

(v)       A copy of the Construction Contract together with a schedule showing (A) all subcontracts awarded as of the date of the Initial Advance, including names, types of work, subcontract amounts and percentage retainage provided in said subcontracts, (B) the amount of general conditions and an estimate of value for each subcontract not awarded as of such date, and (C) a total overall schedule of values;

(vi)      A copy of the standard form of subcontract to be used by Contractor, which form shall not prohibit an assignment of the subcontract to Lender or require the subcontractor’s consent thereto and shall be used for all subcontracts;

(vii)     A written statement from Borrower to Lender detailing any special requirements of any Governmental Authority with respect to the Property, known or contemplated by Borrower, which have been or will be imposed by any such Governmental Authority as a condition to the approval of the construction of the Improvements, together with an explanation of the manner in which Borrower intends to comply with such requirements; and

(viii)    Additional documents and information relating to the design and construction of the Improvements as required by Lender and consistent with the requirements set forth in this Section 6.2(c) and customarily required by construction lenders for projects similar to the Improvements.

(d)        Borrower’s Initial Equity Investment.    Lender shall have received on or before the date of the Initial Advance satisfactory evidence that Borrower has paid with contributed cash equity Project Costs actually incurred by Borrower in an aggregate amount not less than the Borrower’s Initial Equity.

(e)        Fees and Expenses.    All fees and reimbursement of expenses due Lender shall be paid prior to or out of the Initial Advance.

6.3.       Conditions to All Advances.    Without limitation of any other provision of this Agreement, the making of each Advance is conditioned upon fulfillment of each of the following conditions:

(a)        Draw Package.    Lender shall have received the following in form and substance satisfactory to Lender (collectively, a “Draw Package”) at least ten (10) Business Days prior to the date of the requested Advance:

(i)        an Advance Request for the applicable requested Advance;

(ii)       a draw request certification from Contractor covering the requested Advance in the form of AIA Form G702 and G703 or an equivalent form acceptable to Lender (with Contractor’s sworn statement and application for payment attached thereto);

(iii)      copies of billing statements, vouchers and invoices relating to the costs of the items to be paid from the requested Advance;

(iv)      copies of lien waivers in the form required by applicable Texas statutory requirements (if any) or other form acceptable to Lender, executed by Contractor and each first tier subcontractor and supplier for all Hard Costs included in prior Advance Requests and confirming that all amounts owing and payable with respect to such work and costs (other than applicable retainage) have been fully paid;

(v)       to the extent not previously delivered to Lender, copies of all permits, certificates, licenses and approvals required under applicable Legal Requirements for the construction of the Improvements as of the date of the requested Advance and copies of all subcontracts; and

(vi)      additional documentation reasonably requested by Lender, including without limitation, other evidence reasonably satisfactory to Lender that all prior Advances have been used for purposes described in this Agreement and to confirm that construction of the Improvements is proceeding on schedule and in compliance with the Plans and Specifications and applicable Legal Requirements.

(b)        Construction Consultant.    Lender shall have received a report from the Construction Consultant approving the subject Draw Package (including all Soft Costs).

(c)        Title Endorsements.    Lender shall have received a commitment from the Title Company to issue a down-date or similar endorsement to the Title Policy extending the coverage to include the date and the amount of the requested Advance, without exception for any matter not previously approved by Lender in writing and insuring over all mechanics’ and material suppliers’ Liens arising (or which may arise) from work performed on the Improvements through the date of Contractor’s sworn statement.

(d)        Loans In Balance.    The Loans shall be “in balance” as determined by Lender in accordance with Section 6.6 hereof.

(e)        No Event of Default or Unmatured Default.    No Event of Default or Unmatured Default shall have occurred and be continuing; provided, however, that the absence of an Unmatured Default which will be cured by the requested Advance shall not be a condition to such Advance.

(f)        Representations and Warranties.  The representations and warranties made hereunder or under any of the other Loan Documents, or in any certificate or other document executed by Borrower or Guarantor and delivered to Lender pursuant to or in connection with this Agreement, shall be true and correct in all material respects as of the applicable Funding Date, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct on and as of such specified date. Each Draw Package submitted by Borrower shall constitute a representation and warranty by Borrower that, except as otherwise specifically disclosed in such Draw Package and labeled as a “Disclosure” (a “Disclosure”): (i) Borrower is in compliance with all of the conditions to the applicable Advance set forth in this Agreement, (ii) all representations and warranties made hereunder or under any of the Loan Documents, or in any certificate or other document executed by Borrower or Guarantor and delivered to Lender pursuant to or in connection with this Agreement, are true and correct in all material respects as of the applicable Funding Date except to the extent such representation and warranty is made as of a specified date, in which case such representation and warranty shall have been true and correct on and as of such specified date, and (iii) no Default or Unmatured Default (other than an Unmatured Default which will be cured by the subject Advance) exists as of the applicable Borrowing Date. If Lender elects to make an Advance notwithstanding matters which are the subject of a Disclosure, the waiver of such matters shall be effective for that Advance only, and such matters must be corrected before the next Advance.

(g)        Foundation Survey.  After the foundation for any building site on the Land has been poured, but prior to any vertical construction, Borrower shall have delivered to Lender a survey reflecting that the location of the Improvements (A) will be entirely within the boundary lines of the Land; (B) will not encroach on any set-back line, easement, or right-of-way; (C) will not violate any covenant, condition, or restriction affecting the Land, and (D) that no part of any Improvements will be in any flood hazard area (unless flood insurance has been procured to be effective as soon as the affected Improvements are eligible for flood insurance).

(h)        Casualty and Insurance Proceeds.    If the Property is damaged by fire or other casualty, Lender shall have received insurance proceeds, along with additional cash funds deposited with Lender by Borrower, sufficient to effect the restoration of the Improvements in accordance with Plans and Specifications and to permit the completion of the Improvements in accordance with the Loan Documents.

(i)         Monthly Draws.      Notwithstanding anything herein to the contrary, Borrower shall be entitled to request (and Lender shall be obligated to make) no more than one (1) Advance in any calendar month; provided, however, that the Lender may make an additional Advance each calendar month to pay interest as provided in Section 6.5 hereof.

6.4.       Loan Disbursements.  Provided no Unmatured Default or Event of Default exists, Advances shall be disbursed directly to Borrower; provided, however, if an Unmatured Default or Event of Default exists, Advances shall be disbursed, at Lender’s option: (a) directly to Borrower, (b) directly to Contractor, (c) jointly to Borrower and Contractor or any other contractor or subcontractor, (d) directly to Persons supplying labor, materials and services in connection with the Improvements, (e) jointly to Borrower and said Persons, or (f) any combination of the foregoing.

6.5.       Advances to Pay Interest; Interest Reserve Amount.  The amount of the Loan was determined on the basis of the Project Budget approved by Lender, setting forth, among other things, the accrued interest on the disbursed principal of the Note during the term of the Note, estimated not to exceed the Interest Reserve Amount (after the application of Project Revenues, if any, as provided below). Subject to the conditions set forth in this Article VI, Lender will disburse on the first day of each month after the Initial Advance a portion of the Loan sufficient to pay accrued interest then due and payable on the Note, and the amount thereof shall increase the principal of the Note and shall reduce the balance of the Interest Reserve Amount. In lieu of disbursing Loan proceeds to Borrower for payment of accrued interest thereon, Lender may handle such disbursement and payment by making appropriate entries on the books and records of Lender, whereupon a statement summarizing such entries shall be furnished to Borrower. During the continuance of an Event of Default or Unmatured Default, Lender shall have no further obligation to disburse the Interest Reserve Amount. Notwithstanding anything to the contrary contained in this Agreement, at such time as the Interest Reserve Amount has been fully funded, Lender shall have no obligation to disburse any portion of the Loan to pay accrued interest then due and payable on the Note. Notwithstanding anything to the contrary contained in this Agreement, at such time as the Interest Reserve Amount has been fully funded, Lender shall have no obligation to disburse any portion of the Loan to pay accrued interest then due and payable on the Note. Notwithstanding the foregoing, Borrower agrees to use all Project Revenues for payment of Project Costs (including payment of accrued interest regardless of the existence of any remaining balance of the Interest Reserve Amount) and Operating Expenses and to provide Lender with reasonably satisfactory evidence of such payment.

6.6.       Balancing of Loan and Borrower’s Deposit.

(a)        The Loan shall be deemed to be “in balance” only at such time as Borrower has paid a sufficient amount of Project Costs from its own funds (after applying all of the Borrower’s Initial Equity to the payment of Project Costs) so that the undisbursed portion of the Loan, together with projected Project Revenues as set forth in the Project Budget, and together with any Borrower’s Deposit which Lender is then holding, are sufficient to pay all Project Costs until maturity of the Loan. In determining whether the Loan is in balance, Lender shall determine, among other things, whether the amounts allocated for each line item of Project Costs in the Project Budget are sufficient.

(b)        Within ten (10) days after written notice from Lender to Borrower that the Loan is not in balance, Borrower shall deposit with Lender sufficient funds (herein called “Borrower’s Deposit”) to bring the Loan in balance. The Borrower’s Deposit will be held by Lender in a non-interest bearing account assigned to secure the Loan and will be disbursed by Lender to pay Project Costs pursuant to this Agreement, prior to the disbursement of any additional proceeds of the Loan. During the continuance of an Event of Default, Lender may apply Borrower’s Deposit against the unpaid Indebtedness or attorneys’ fees and legal expenses, in such order as Lender may determine. At such time as the Loan is in balance (in Lender’s sole discretion) without resort to Borrower’s Deposit or upon the payment in full of the Loan and all other obligations of Borrower to Lender hereunder, Lender shall return the remaining balance of Borrower’s Deposit, if any, to Borrower.

(c)        Borrower agrees to use all Project Revenues for payment of Project Costs (including payment of accrued interest regardless of the existence of any remaining balance of the Interest Reserve Amount) and to provide Lender with satisfactory evidence of such payment. Project Revenues in excess of Project Costs may not be distributed to the interest owners of Borrower, or used for anything other than Project Costs, prior to the Completion Event or during the continuance of an Event of Default or Unmatured Default.

(d)        Borrower will provide Lender with advance request documents and other information required hereunder with respect to funds used to pay Project Costs under subsections (b) and (c) above, on a monthly basis, as if such funds were disbursements of the Loan.

6.7.       Contractor’s Fee.    Any fee due Contractor for construction of the Improvements will be paid pursuant to the terms of the Construction Contract.

6.8.       Hard Costs.    Advances for Hard Costs shall be limited to the amount actually payable to Contractor under the Construction Contract (including, without limitation, the provisions therein for the withholding and payment of retainage).

6.9.       Soft Costs; Developer Fee.  Advances for Soft Costs shall be limited to amounts then due under the applicable contract or otherwise then due and payable, on the basis of invoices, statements or other evidence thereof acceptable to Lender. Advances of Loan proceeds for fees payable under the Development Agreement and the Property Management Agreement shall be limited to amounts then due thereunder, without giving effect to any amendments or modifications thereto which have not been approved by Lender; provided, however, that in no event shall the Developer Fee line item in the Project Budget be payable in amounts exceeding the following limitations: (a) 25% upon the making of the Initial Advance; (b) 65% in equal monthly installments over the eighteen (18) calendar month period after commencement of construction of the Improvements; provided, however, that in the event of any work stoppage for construction of the Improvements, such monthly installments shall cease to be paid during the period of such work stoppage; and (c) 10% upon the occurrence of the Completion Event.

6.10.     Stored Materials Not Yet Incorporated.  No Advance shall be made for materials not yet incorporated into the Improvements (whether stored on-site or off-site) except as provided for herein. Subject to Lender’s prior acceptance of a schedule of materials for which Advances will be sought prior to incorporation into the Improvements, Borrower shall be entitled to receive such Advances so long as: (i) the amount to be advanced on account thereof does not include the cost of incorporating such materials into the work; (ii) the materials are safely and suitably stored on-site (or off-site, as applicable) and insured for the full value thereof against theft, destruction or other casualty under insurance policies designating Lender as loss payee and additional insured as evidenced by insurance binders or endorsements satisfactory to Lender; (iii) immediately upon disbursement of the Advance thereof, Borrower will have absolute title to the stored materials as evidenced by appropriate bills of sale and payment receipts; (iv) to the extent required by Lender, the Construction Consultant shall have verified that the materials to be so paid for comply with the Plans and Specifications and are of suitable quality for ultimate incorporation into the Improvements and are free from any apparent defect (with Borrower agreeing to pay for all reasonable travel expenses of the Construction Consultant to view and inspect any such materials stored off-site); (v) to the extent required by Lender, all such off-site materials and components shall be physically segregated from the other assets of the vendor or placed in a bonded warehouse or similarly secured facility, (vi) Lender shall have a perfected security interest in the stored materials and Borrower shall provide evidence of the same to Lender (such as a filed UCC-1 Financing Statement), and (vii) all other conditions precedent to Advances as set forth in this Agreement are satisfied. Borrower shall be authorized to make a payment of up to $250,000.00 for delivery of apartment unit appliances in accordance with the foregoing provisions of this Section 6.9. Notwithstanding the foregoing, Borrower shall be authorized to purchase construction stored materials in a dollar amount of up to $1,000,000 in the aggregate over the term of the Loan, provided, that such is done in accordance with the reasonable terms and conditions as set forth by Lender.

6.11.     Retainage and Final Disbursement.        Ten percent (10%) of each Loan disbursement payable to Contractor under the Construction Contract shall be withheld and retained by Lender, which retainage shall not be disbursed until Lender has received and approved all of the following (in addition to the requirements for all other disbursements):

(a)        evidence of completion of the Improvements including: (i) the Certificate of Completion signed by Contractor and Architect, if requested by Lender; and (ii) final certificates of occupancy for all Improvements have been issued by the appropriate Governmental Authority;

(b)        a conditional lien waiver from Contractor and each subcontractor followed by a final unconditional lien waiver as applicable;

(c)        evidence that all claims of Lien that may have been recorded or notice thereof served on Lender have either been paid in full and released, or Borrower has posted or caused to be posted an appropriate surety bond or other assurances (including, without limitation, title insurance) to discharge or insure over the same;

(d)        such title insurance endorsements as Lender may require, including, without limitation, endorsements to the Title Policy insuring the Deed of Trust as a first Lien upon the Property, excepting only such items as shall be permitted under the Loan

Documents, and insuring over all mechanics’ and material suppliers’ Liens arising (or which may arise) from the completion of the Improvements;

(e)        if requested by Lender, an ALTA/ACSM as-built survey of the Property or other satisfactory evidence (which includes an appropriate professional seal) showing that (i) the Improvements have been built in accordance with the Plans and Specifications and do not encroach on any easement or public or private right of way, (ii) the Improvements have been constructed within the boundaries of the Land, and (iii) the Improvements have been constructed within the setback lines as required by applicable zoning ordinances and do not encroach upon any other lot or property;

(f)         if requested by Lender, “as-built” Plans and Specifications of the Improvements, showing the final specifications of all Improvements;

(g)        if requested by Lender, a copy of the warranty book, together with all guaranties and maintenance agreements, on all Improvements;

(h)        if requested by Lender, executed AIA Form G704 (Certificate of Substantial Completion), executed AIA Form G706 (Contractor’s Affidavit of Payments of Debts and claims, AIA Form G706A (Contractor’s Affidavit of Release of liens), AIA Form G707 (Consent of Surety of Final payment); and

(i)         A period of thirty (30) days shall have elapsed after the later of (i) the date of completion of construction of the Improvements or (ii) the date of filing with the County Clerk of the county where the Land is located of an affidavit or notice of completion by Borrower satisfying any applicable Legal Requirements, if any, of the State, but only to the extent such affidavit or notice is required by Lender.

Notwithstanding anything to the contrary contained herein, before completion of the Improvements and as construction progresses, and provided that an Event of Default or Unmatured Default has not occurred and is continuing, Lender shall disburse that portion of the retainage relating to any work performed by any subcontractor or supplier who has completed all work required by such subcontractor’s or supplier’s subcontract, provided that such work has been completed to the reasonable satisfaction of the Construction Consultant and Borrower delivers to Lender (A) final unconditional lien waivers from such subcontractor or supplier with respect to all prior Advances covering amounts to be paid to such subcontractor or supplier, (B) a conditional lien waiver with respect to the retainage to be disbursed to such subcontractor or supplier confirming that such retainage is the only outstanding amount remaining to be paid for all work or materials supplied by such subcontractor or supplier, (C) at least thirty (30) days have elapsed after the date of completion of the work by such subcontractor or the furnishing of materials by such supplier, and (D) if required by Lender, an affidavit from such subcontractor or supplier representing that all of such subcontractor’s or supplier’s subcontractors, laborers and materialmen employed in connection with the respective subcontract have been fully paid.

6.12.     Deposit of Funds Advanced.     Borrower will immediately deposit all Loan proceeds advanced by Lender in a separate and exclusive account, to be withdrawn and used solely for the purposes permitted under the provisions of this Agreement, and will promptly furnish Lender with evidence thereof.

6.13.     Advances Do Not Constitute a Waiver.  No advance of Loan proceeds hereunder shall constitute a waiver of any of the conditions of Lender’s obligation to make further advances nor, in the event Borrower is unable to satisfy any such condition, shall any such advance have the effect of precluding Lender from thereafter declaring such inability to be an Event of Default hereunder.

6.14.     Reductions of Commitment.    Notwithstanding any provision to the contrary contained herein or in any other Loan Document, the Commitment shall automatically reduce, without further written agreement or authorization by Borrower, as follows: (a) effective as of the Guaranty/Pledged Liquidity Account Reduction Event, the Commitment shall automatically reduce by an amount equal to the aggregate amount of all unfunded “contingency”, Hard Costs and other line items set forth in the Project Budget, except for any unfunded Interest Reserve Amount or other “operating deficit” Soft Costs, and no further advances of Loan proceeds shall thereafter be available to Borrower, other than for payment of accrued interest under the Loan in accordance with the terms of Section 6.5 or payment of other “operating deficit” Soft Costs as and when occurred in accordance with the terms of this Agreement; and (b) effective as of the commencement of the Extension Period, the unfunded portion of the Commitment shall automatically terminate and no further advances of Loan proceeds shall be available to Borrower during the Extension Period.

ARTICLE VII.

DEFAULTS

7.1.       Event of Default.  The term “Event of Default” as used in this Agreement shall mean the occurrence of any of the following events:

(a)        Monetary Obligations- The failure of Borrower to make due and punctual payment of the Indebtedness as the same shall become due and payable, whether at maturity or when accelerated pursuant to any power to accelerate contained in any Loan Document; provided, however, that with respect to the failure of Borrower to make due and punctual payment of any installment of principal of or interest on the Note due prior to maturity (whether by expiration of term or acceleration), Borrower shall not be in default hereunder unless such failure continues unremedied for a period of five (5) days after the due date thereof, provided, that unless Lender shall have previously given Borrower notice of a default under this subsection within twelve (12) months prior to the occurrence of an applicable default, Lender shall provide written notice to Borrower of such default under this subsection and afford Borrower an additional five (5) day period from the date such written notice is given in which to cure such default, after which time such default, if not cured, shall constitute an Event of Default; or

(b)        Involuntary Proceeding - An involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Borrower or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Borrower or Guarantor or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for ninety (90) days or an order or decree approving or ordering any of the foregoing shall be entered; or

(c)        Voluntary Proceedings  -    Borrower or Guarantor shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (b) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Borrower or Guarantor or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; or

(d)        Assignment for Benefit of Creditors  -     The execution by Borrower or Guarantor of an assignment for the benefit of creditors; or

(e)        Unable to Pay Debts  -      The admission in writing by Borrower or Guarantor that it is unable to pay its debts as they mature or that it is generally not paying its debts as they mature; or

(f)        Liquidation of Borrower or Guarantor  -    The liquidation, termination or dissolution of Borrower or Guarantor; or

(g)        Transfer or Encumbrance of Interest in Property  -   The sale, lease (except as permitted under this Agreement), exchange, conveyance, transfer, mortgage, assignment, pledge or encumbrance, either voluntarily or involuntarily, or the agreement to do so, of any right, title or interest of Borrower in and to the Property or any portion thereof (except by condemnation), which occurrence is not rendered ineffective within ten (10) days after occurrence; provided, however, that Borrower shall be permitted to replace defective, obsolete or worn out personal property, and Borrower shall be permitted to grant and/or record Permitted Encumbrances; or

(h)        Transfer or Encumbrance of Interest in Borrower  -   Except for Permitted Transfers, the sale, exchange, conveyance, transfer, mortgage, assignment, pledge or encumbrance, either voluntarily or involuntarily, or the agreement to do so, of any direct or indirect ownership interest in Borrower or any portion thereof; or any change (whether voluntary or involuntary) in the management or Control of Borrower, including without limitation, the removal of TRG as “Operating Member” of Borrower under the Borrower’s LLC Agreement or the termination of Developer as the developer of the Property under the Development Agreement, except as permitted herein; or

(i)        Levy; Attachment; Seizure  -  The levy, attachment or seizure pursuant to court order of (i) any right, title or interest of Borrower in and to the Property or any portion thereof exceeding $50,000.00 in value or (ii) any direct or indirect ownership interests in Borrower, if such order is not vacated and the proceeding in which it was entered is not dismissed within thirty (30) days of the entry of such order; or

(j)        Failure of Representations  -  Any representation or warranty contained herein or in any of the other Loan Documents, or in any certificate or other document executed by Borrower or Guarantor and delivered to Lender pursuant to or in connection with this Agreement, is not true and correct in all material respects, or omits to state a material fact necessary to make such representation not misleading, in each case, as of the date made or deemed made and such representation or warranty is not made true and correct within a thirty (30) day period, unless such misrepresentation or incorrect warranty was made with the intent to mislead or hide the truth, or if such representation or warranty is of such a nature that it cannot, after the time originally made, later be made true and correct in a manner that will leave Lender in the same position Lender would have been in had such representation or warranty been true and correct from the outset; or

(k)        Claims; Liens; Encumbrances; Stop Notices   -   Unless Borrower is contesting the same in accordance with the provisions of Section 4.1(o) hereof, the filing of any claim of Lien against the Property or any part thereof (other than Permitted Encumbrances) that is not released or insured over with a title insurance endorsement (obtained at Borrower’s cost and expense) within thirty (30) days after notice thereof from Lender to Borrower; or the service on Lender or any disburser of funds of a notice or demand to withhold funds, which is not nullified within thirty (30) days after the date of such service; or

(l)        Cessation of Construction  -  Cessation of the work of construction prior to the completion of the Improvements for a continuous period of thirty (30) days or more except as a result of Force Majeure; or the obtaining by any Person of any order or decree in any court of competent jurisdiction enjoining the construction of the Improvements which order or decree is not vacated within thirty (30) days after the granting of such order or decree; or

(m)      Permits; Utilities; Insurance  -  (i) The neglect, failure or refusal of Borrower to keep in full force and effect any material permit, license, consent or approval required for the construction or operation of the Improvements that is not fully reinstated within thirty (30) days after Lender gives Borrower notice of the lapse of effectiveness of such material permit, license, consent or approval; or (ii) the curtailment in availability to the Property of utilities or other public services necessary for the full occupancy and utilization of the Improvements that is not restored to full availability within thirty (30) days after Lender gives Borrower notice of such curtailment of availability; or (iii) the failure by Borrower to maintain any insurance required under Section 4.1(d) hereof that is not cured within five (5) Business Days after Lender gives Borrower notice of such lapse; or

(n)        Change in Contractor  -  The occurrence of any change in Contractor without Lender’s prior written consent; or

(o)        Cessation of Loan Documents to be Effective  -  The cessation, for any reason, of any Loan Document to be in full force and effect in all material respects; the failure of any Lien intended to be created by the Loan Documents to exist or to be valid and perfected; the cessation of any such Lien, for any reason, to have the priority contemplated by this Agreement or the other Loan Documents, subject to Borrower’s right to contest Liens in accordance with the terms of this Agreement; or the revocation by Guarantor of the Guaranty or any other Loan Document executed by Guarantor; or

(p)        ERISA - Any breach of the provisions of Section 4.1(hh) hereof; or

(q)        Prohibited Distributions - Any breach of the provisions of Section 4.1(ii) hereof shall occur which is not cured by Borrower within ten (10) days after Lender gives Borrower notice of such breach; or

(r)        Operations of Borrower - Any breach of the provisions of Section 4.1(j) hereof shall occur which is not cured by Borrower within ten (10) days after Lender gives Borrower notice thereof; or

(s)        Failure to Satisfy Construction Obligations - Any breach of the provisions of Section 4.3(c) hereof shall occur; or

(t)        Judgments - Any judgment or order for the payment of money in excess of $250,000.00 is rendered against Borrower or Guarantor and either (a) enforcement proceedings have been commenced by a creditor upon such judgment, or (b) there is a period of fifteen (15) days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, is not in effect; or

(u)        Borrower Cross-Default  -    Failure by Borrower to pay when due any Indebtedness in an outstanding principal amount of $250,000.00 or more in the aggregate excluding the Loans (“Material Borrower Indebtedness”); or the default by Borrower in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any loan agreement or other debt instrument, or any other event shall occur or condition exist, the effect of which default, event or condition is to cause, or permit the holder(s) of such Material Borrower Indebtedness to cause, such Material Borrower Indebtedness to become due prior to its stated maturity or any commitment to lend under any such loan agreement or other debt instrument to be terminated prior to its stated expiration date; or any Material Borrower Indebtedness shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or

(v)       Guarantor Cross-Default - Failure by any Guarantor to pay when due any Indebtedness in an outstanding principal amount of $500,000.00 or more in the aggregate (“Material Guarantor Indebtedness”); or the default by any Guarantor in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any loan agreement or other debt instrument, or any other event shall occur or condition exist, the effect of which default, event or condition is to cause, or to permit the holder(s) of such Material Guarantor Indebtedness to cause, such Material Guarantor Indebtedness to become due prior to its stated maturity or any commitment to lend under any such loan agreement or other debt instrument to be terminated prior to its stated expiration date; or any Material Guarantor Indebtedness shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; unless a substitute guarantor acceptable to Lender in its sole discretion enters into a Guaranty, in substantially the form as that entered into by the original Guarantor, within thirty (30) days after the date of such Guarantor cross-default; or

(w)       Failure to Perform Covenants - The failure of Borrower to fully perform any and all covenants and agreements hereunder or under any of the other Loan Documents, and, with respect to covenants and agreements other than those specifically referenced in this Section 7.1, or for which another cure period is provided, such failure is not cured by Borrower within thirty (30) days after Lender gives notice to Borrower thereof; provided, however, if a failure cannot be cured within such thirty (30) day period and Borrower has commenced such cure within such thirty (30) day period and is pursuing such cure with all due diligence, Borrower shall have such additional period of time, in no event to exceed an additional thirty (30) days, to complete such cure continually using due diligence and good faith; or

(x)        Hedge Agreement  -  The occurrence of a default under any Hedge Agreement which is not cured within any applicable curative period; or

(y)        Transfer of Control of Replacement Guarantor - The failure of at least one of Brian Tusa and Greg Jones to maintain Control of the Replacement Guarantor.

ARTICLE VIII.

REMEDIES

8.1.      Remedies.   During the continuance of any one or more of the Events of Default set out in Article VII hereof, Lender shall at its option be entitled to proceed to exercise any of the following remedies:

(a)         Borrower agrees that the occurrence of such Event of Default shall constitute an Event of Default under each of the Loan Documents, thereby entitling Lender (i) to exercise any of the various remedies therein provided including the acceleration of the Indebtedness, exercise of all assignments and the foreclosure of the Liens and (ii) cumulatively to exercise all other rights, options and privileges provided by law or at equity.

(b)         Lender shall have the right:

(i)        to take whatever action is necessary or appropriate by the use of legal proceedings or otherwise (A) to cause Borrower to vacate the Property and (B) to take possession of the Property;

(ii)       to perform or cause to be performed any and all work and labor necessary to complete the Improvements in accordance with the Loan Documents;

(iii)      to employ security watchmen to protect the Property; and

(iv)      to disburse that portion of the Loan proceeds not previously disbursed (including any retainage) and the Borrower’s Deposit to the extent necessary to complete construction of the Improvements in accordance with the Loan Documents, and if the completion requires a larger sum than the remaining undisbursed portion of the Loan and any Borrower’s Deposit then being held by Lender, to disburse such additional funds, all of which funds so disbursed by Lender shall be deemed to have been disbursed to Borrower and shall be secured by the Loan Documents, and to take all actions necessary in connection therewith, including but not limited to the following: to use any funds of Borrower including the Borrower’s Deposit and any balance which may be held in escrow and any Loan or other funds which may remain unadvanced hereunder for the purpose of completing the Improvements in the manner called for by the Loan Documents; to make such additions and changes and corrections in the Plans and Specifications which shall be necessary or desirable to complete the Improvements in substantially the manner contemplated by the Loan Documents; to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for said purposes; to pay, settle or compromise all existing or future bills and claims which are or may be Liens against said Property or as may be necessary or desirable for the completion of the Improvements or the clearance of title to the Property; to execute all applications and certificates in the name of Borrower which may be required by any construction contract and to do any and every act with respect to the construction of the Improvements which Borrower may do in its own behalf. In accordance therewith Borrower hereby assigns and quitclaims to Lender all sums to be advanced hereunder including retainage and the Borrower’s Deposit and any sums in escrow conditioned upon the use of said sums, if any, for the completion of the Improvements. Lender shall have no obligation to undertake any of the foregoing actions and if Lender shall do so, it shall have no liability to Borrower for the sufficiency or adequacy of any such actions taken by Lender.

 (c)       Lender shall be relieved from all obligation to make further advances to Borrower under the Loan Documents and may terminate the Commitment, at Lender’s option.

 (d)       Lender shall have the right at any time and from time to time, without notice to Borrower (any such notice being expressly waived), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by Lender, and any other indebtedness at any time owing by Lender to or for the credit or the account of Borrower, against any and all of the Indebtedness, irrespective of whether or not Lender shall have made any demand under the Loan Documents and although such indebtedness may be unmatured. Lender agrees to notify Borrower promptly after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Lender under this Section are in addition to any other rights and remedies (including, without limitation, other rights of set-off) which Lender may have under the Loan Documents, at law, equity or otherwise.

ARTICLE IX.

GENERAL CONDITIONS

9.1.       Waiver by Lender.   Lender may at any time and from time to time (a) waive or not enforce compliance with any covenant or agreement in the Loan Documents (b) consent to Borrower doing any act which Borrower is prohibited from doing under the Loan Documents, or consent to Borrower failing to do any act which Borrower is required to do under the Loan Documents, (c) release any part of the Property, or any interest therein, from any Lien of the Loan Documents without the joinder of any other party, or (d) release any party liable, either directly or indirectly, for the Indebtedness or for any covenant herein or in the Loan Documents, without impairing or releasing the liability of any other party. No such act shall in any way impair the rights of Lender hereunder except to the extent specifically agreed to by Lender in writing.

9.2.      Actions by Lender.   The Liens and other security rights of Lender in any Loan Document shall not be impaired by any indulgence, moratorium or release granted by Lender, including but not limited to (a) any renewal, extension, increase or modification which Lender may grant with respect to any Indebtedness, (b) any surrender, compromise, release, renewal, extension, exchange or substitution which Lender may grant in respect of the Property, or any part thereof or any interest therein, or (c) any release or indulgence granted to any endorser, guarantor or surety of any Indebtedness. The taking of additional security by Lender shall not release or impair any Lien or other security rights of Lender or affect the liability of Borrower or of any endorser or guarantor or other surety or improve the right of any permitted junior lienholder.

9.3.      Rights of Lender.  Lender may waive any Event of Default or Unmatured Default without waiving any other prior or subsequent Event of Default or Unmatured Default. Lender may remedy any Event of Default without waiving the Event of Default remedied. Neither the failure by Lender to exercise, nor the delay by Lender in exercising, any right, power or remedy upon any Event of Default shall be construed as a waiver of such Event of Default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise by Lender of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. No modification or waiver of any provision hereof nor consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by Lender and then such waiver or consent shall be effective only in the specific instances, for the purpose for which given and to the extent therein specified. No notice to or demand on Borrower in any case shall of itself entitle Borrower to any other or further notice or demand in similar or other circumstances. Acceptance by Lender of any payment in an amount less than the amount then due on any Indebtedness shall be deemed an acceptance on account only and shall not in any way affect the existence of an Event of Default hereunder.

9.4.      Rights of Third Parties.   All conditions of the obligations of Lender hereunder, including the obligation to make advances, are imposed solely and exclusively for the benefit of Lender and its successors and assigns and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will make advances or refuse to make advances in the absence of strict compliance with any or all thereof and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by Lender at any time if in its sole discretion it deems it desirable to do so. In particular, Lender makes no representations and assumes no duties or obligations as to third parties concerning the quality of the construction of the Improvements or the absence therefrom of defects. Failure to inspect the construction of the Improvements or any part thereof or inspection not followed by notice of default shall not constitute a waiver of any of Lender’s rights hereunder nor shall it constitute a representation that there has been compliance with the Plans and Specifications or that the construction of the Improvements is free from defective materials or workmanship.

9.5.      Evidence of Satisfaction of Conditions.  Any condition of this Agreement which requires the submission of evidence of the existence or nonexistence of a specified fact or facts implies as a condition the existence or nonexistence, as the case may be, of such fact or facts, and Lender shall, at all times, be free independently to establish to its satisfaction and in its absolute discretion such existence or nonexistence.

9.6.      Assignment by Borrower.    Anything to the contrary herein notwithstanding, Borrower shall have no right to assign its rights hereunder or the proceeds of the Loan without the written consent of Lender and any such assignment or purported assignment shall, at Lender’s option, relieve Lender from all further obligations hereunder and shall constitute an Event of Default.

9.7.      Heirs, Successors and Assigns.  The terms, provisions, covenants and conditions hereof shall be binding upon Borrower, and the heirs, devisees, representatives, successors and assigns of Borrower including all successors in interest of Borrower in and to all or any part of the Property, and shall inure to the benefit of Trustee and Lender and their respective successors, substitutes and assigns, and shall constitute covenants running with the Land. All references in this Agreement to Borrower, Trustee or Lender shall be deemed to include all such heirs, devisees, representatives, successors, substitutes and assigns.

9.8.      Exercise of Rights and Remedies.  All rights and remedies of Lender hereunder or under the Note or under the Security Instrument or under any other Loan Document shall be separate, distinct and cumulative and no single, partial or full exercise of any right or remedy shall exhaust the same or preclude Lender from thereafter exercising in full or in part the same right or remedy or from concurrently or thereafter exercising any other right or remedy which Lender may have hereunder, under the Note or Security Instrument or any other Loan Document, or at law or in equity, and each and every such right and remedy may be exercised at any time or from time to time.

9.9.      Headings.  The headings of the sections and subsections of this Agreement are for convenience of reference only and shall in no way enlarge or limit the scope or meaning of the various and several sections hereof.

9.10.    Applicable Law.    THE LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES THEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO TEXAS’ PRINCIPLES OF CONFLICTS OF LAW), EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAWS APPLICABLE TO TRANSACTIONS IN THE STATE OF TEXAS.

9.11.    Consent to Forum.   BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN DALLAS, TEXAS (OR ANY COURT OF COMPETENT JURISDICTION WHERE ANY PORTION OF THE LAND IS LOCATED) OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY OF THE LOAN

DOCUMENTS, AND BORROWER HEREBY AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY STATE OR FEDERAL COURT SITTING IN DALLAS, TEXAS (OR SUCH COURT OF COMPETENT JURISDICTION WHERE ANY PORTION OF THE LAND IS LOCATED) MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO BORROWER AT THE ADDRESS OF BORROWER FOR THE GIVING OF NOTICES UNDER SECTION 9.18 HEREOF, AND SERVICE SO MADE SHALL BE COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.

9.12.    Usury.    It is the intent of Lender and Borrower in the execution of Loan Documents to contract in strict compliance with applicable usury law. In furtherance thereof, Lender and Borrower agree that none of the terms and provisions contained in any Loan Document shall ever be construed to create a contract to pay for the use, forbearance or detention of money, interest at a rate in excess of the maximum interest rate permitted to be charged by applicable law; neither Borrower nor any Guarantor, endorsers or other parties now or hereafter becoming liable for payment of the Indebtedness shall ever be obligated or required to pay interest on the Indebtedness at a rate in excess of the maximum interest that may be lawfully charged under applicable law; and that the provisions of this Section shall control over all other provisions of the Loan Documents which may be in apparent conflict herewith. Lender expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of the Note is accelerated. If the maturity of the Note shall be accelerated for any reason or if the principal of the Note is paid prior to the end of the term of the Note, and as a result thereof the interest received for the actual period of existence of the Loan exceeds the applicable maximum lawful rate, Lender shall, at its option, either refund to Borrower the amount of such excess or credit the amount of such excess against the principal balance of the Note then outstanding and thereby shall render inapplicable any and all penalties of any kind provided by applicable law as a result of such excess interest. In the event that Lender shall contract for, charge or receive any amounts and/or any other thing of value which are determined to constitute interest which would increase the effective interest rate on the Indebtedness to a rate in excess of that permitted to be charged by applicable law, an amount equal to interest in excess of the maximum lawful rate shall, upon such determination, at the option of Lender, be either immediately returned to Borrower or credited against the Indebtedness, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable. By execution of this Agreement, Borrower acknowledges that it believes the Loan to be non-usurious and agrees that if, at any time, Borrower should have reason to believe, that the Loan is in fact usurious, it will give Lender notice of such condition and Borrower agrees that Lender shall have sixty (60) days after receipt of such notice in which to make appropriate refund or other adjustment in order to correct such condition if in fact such exists. The term “applicable law” as used in this Section shall mean the laws of the State of Texas or the laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

9.13.    Severability.      A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision and any determination that the application of any provision of this Agreement to any Person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other Persons or circumstances.

9.14.    Counterparts.   This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

9.15.    Joint and Several.   Where two or more Persons have executed this Agreement, unless the context clearly indicates otherwise, the term “Borrower” as used herein means the borrowers hereunder or either or any of them and the obligations of Borrower hereunder shall be joint and several.

9.16.    Reporting Requirements.   Borrower agrees to comply with any and all reporting requirements applicable to the transaction evidenced by the Loan Documents which are set forth in any law, statute, ordinance, rule, regulation, order or determination of any governmental authority, and further agrees upon request of Lender to furnish Lender with evidence of such compliance.

9.17.    Modification or Termination.    The Loan Documents may only be amended, modified or terminated by a written instrument or instruments executed by the party against which enforcement of the amendment, modification or termination is asserted. Any alleged amendment, modification or termination which is not so documented shall not be effective as to any party. Notwithstanding the foregoing, Borrower agrees that it shall be bound by any amendment or modification of the Loan Documents made by Lender and any subsequent owner of the Property, with or without notice to Borrower, and no such amendment or modification shall impair the obligations of Borrower under the Loan Documents. Nothing in this Section shall be construed as permitting any transfer of the Property which would constitute an Event of Default.

9.18.    Notice.    Any notice, consent, approval or other communication required or permitted under the Loan Documents shall be given in writing, sent by (a) personal delivery, or (b) expedited delivery service with proof of delivery, or (c) United States Mail, postage prepaid, registered or certified mail, addressed as follows:

To Lender:	Regions Bank
100 Congress Avenue, Suite 1700
Austin, Texas 78701
Attn: Commercial Real Estate, Buddy E. Billingsley

To Borrower:	GGT TRG RIM TX, LLC,
c/o Trinsic Residential Group
3100 Monticello Avenue, Suite 900
Dallas, Texas 75205
Attention: Gregory Jones

with a copy to:	Stutzman, Bromberg, Esserman & Plifka
2323 Bryan Street, Suite 2200
Dallas, Texas 75201
Attention: John Reoch

with additional copies to:

Akard Street
1900 N. Akard Street
Dallas, Texas 75201
Attention: Diane Hornquist

GGT TRG RIM TX, LLC
c/o GGT Rim TX Holdings, LLC
CNL Center at City Commons
450 South Orange Avenue
Orlando, Florida 32801
Attention: Scott Hall
Attention: Holly J. Greer, General Counsel

or to such other address as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein. Lender shall be entitled to rely and act upon notices purportedly given by or on behalf of Borrower even if such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein. Borrower shall indemnify Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Borrower. All telephonic notices to and other communications with Lender may be recorded by Lender and the parties hereto hereby consent to such recording.

9.19.    Effectiveness of Facsimile Documents and Signatures.  The Loan Documents may be transmitted and/or signed by electronic means (including facsimile). The effectiveness of any such documents and signatures shall, subject to applicable Legal Requirements, have the same force and effect as manually signed originals and shall be binding on all parties to the Loan Documents. Lender may also require that any such documents and signatures be confirmed by a manually signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any electronic document or signature. As used in this Section, “signature” means a manually signed document by a natural person, as opposed to an electronic signature.

9.20.    Limited Use of Electronic Mail.   Electronic mail and internet websites may be used only to distribute routine communications, such as financial statements and other information, and to distribute Loan Documents for execution by parties thereto, and may not be used for any other purpose without the mutual written agreement of the parties.

9.21.    Legal Proceedings.   Lender shall have the right to commence, appear in, or to defend any action or proceeding purporting to affect the rights or duties of the parties hereunder or the payment of any funds, and in connection therewith pay necessary expenses, employ counsel and pay its reasonable fees. Any such expenditures shall be considered additional advances hereunder and shall bear interest from the date of expenditure until paid at the Default Rate, all of which shall constitute a portion of the Indebtedness and shall be paid by Borrower to Lender upon demand.

9.22.    Assignment by Lender.   Lender shall have the right to assign any portion of the Loan Documents and/or the Loan and to disseminate to such assignee or any prospective assignee any information it has pertaining to the Loan, including without limitation, credit information on Borrower, any guarantor and any of their respective principals. Lender agrees to utilize best efforts to provide not less than thirty (30) days prior written notice to Borrower of any proposed assignment of all or any portion of the Loan, but in no event shall Lender have any liability or obligation to Borrower or any members, shareholders, officers, managers or other Affiliates of Borrower as a result of any failure of Lender to so notify Borrower for any reason. In the event of such an assignment, Borrower will agree to such modifications to this Agreement as will facilitate such assignment, provided that such modifications will not add to the obligations of Borrower. It is understood that any assignment by Lender will not result in additional cash expense to Borrower. Neither the shareholders, nor the trustees of a real estate investment trust assignee shall be personally liable for the obligations of such trust and Borrower will agree to look solely to the trust property for the payment of any claim hereunder.

9.23.    Loan Participation.   Borrower understands that Lender may from time to time enter into a participation agreement or agreements with one or more participants pursuant to which each such participant shall be given a participation in the Loan and that any such participant may from time to time similarly grant to one or more subparticipants subparticipations in the Loan. Borrower agrees that any participant or subparticipant may exercise any and all rights of banker’s lien or set-off with respect to Borrower during the existence of any Event of Default, as fully as if such participant or subparticipant had made a loan directly to Borrower in the amount of the participation or subparticipation given to such participant or subparticipant in the Loan. For the purposes of this Section 9.23 only, Borrower shall be deemed to be directly obligated to each participant or subparticipant in the amount of its participating interest in the amount of the principal of, and interest on, the Loan. Nothing contained in this Section 9.23 shall affect Lender’s right of set-off (under Section 8.1(d) or any other right under applicable law) with respect to the entire amount of the Loan, notwithstanding any such participation or subparticipation. Lender may divulge to any participant or subparticipant all information, reports, financial statements, certificates and documents obtained by it from Borrower or any other person under any provision of this Agreement or otherwise, and Lender shall have any prospective participant execute a confidentiality agreement regarding such information; provided, however, and notwithstanding the foregoing, Lender shall not have any liability or obligation to Borrower, any Guarantor or any direct or indirect owner of Borrower or any Guarantor in the event that any such prospective participant or actual participant does not keep such information confidential. Notwithstanding the foregoing, Lender’s obligations under this Agreement shall remain unchanged. Lender shall remain solely responsible to Borrower for the performance of such obligations and Borrower shall continue to deal solely and directly with Lender in connection with Lender’s rights and obligations under this Agreement. Any Agreement or instrument pursuant to which Lender sells such a participation shall provide that Lender shall retain the sole right to enforce this Agreement and to approve any amendments, modifications or waiver of any provision of this Agreement. No participation of any part of this Loan will release Lender from its obligations hereunder or materially add to Borrower’s obligations hereunder or result in additional cash expense to Borrower.

9.24.    Negation of Partnership.  Nothing contained in the Loan Documents is intended to create any partnership, joint venture or association between Borrower and Lender, or in any way make Lender a co-principal with Borrower with reference to the Property, and any inferences to the contrary are hereby expressly negated. Borrower will indemnify and hold Lender harmless from any and all damages resulting from such a construction of the parties and their relationship.

9.25.    Time Is of the Essence.  Time is of the essence of this Agreement.

9.26.    Waiver of Judicial Procedural Matters.      BORROWER AND LENDER HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, EXPRESSLY AND UNCONDITIONALLY WAIVE, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING IN CONNECTION WITH ANY OF THE LOAN DOCUMENTS, ANY AND EVERY RIGHT THEY MAY HAVE TO A TRIAL BY JURY.

9.27.    USA Patriot Act.     Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act, Lender is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the USA Patriot Act.

9.28.    Consent of Lender; Approvals.   Except where otherwise provided herein, in any instance under the Loan Documents where the approval, consent or the exercise of judgment of Lender is required, the granting or denial of such approval or consent and the exercise of such judgment shall be within the sole discretion of Lender, and Lender shall not, for any reason or to any extent, be required to grant such approval or consent or exercise such judgment in any particular manner, regardless of the reasonableness of either the request or Lender’s judgment.

9.29.    Confidentiality.  Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to the enforcement of rights under the Loan Documents or any Hedge Agreement, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any Hedge Agreement relating to Borrower and its obligations, (g) with the consent of Borrower, (h) to holders of equity interests in Borrower, or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to Lender on a non-confidential basis from a source other than Borrower. For the purposes of this Section, “Information” means all information received from Borrower relating to Borrower or its business, other than any such information that is available to Lender on a nonconfidential basis prior to disclosure by Borrower; provided that, in the case of information received from Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

9.30.    Entire Agreement.  The Loan Documents constitute the entire understanding and agreement between Borrower and Lender with respect to the transactions arising in connection with the Indebtedness and supersede all prior written or oral understandings and agreements between Borrower and Lender with respect thereto. Borrower hereby acknowledges that, except as incorporated in writing in the Loan Documents, there are not, and were not, and no Persons are or were authorized by Lender to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of the Loan Documents. IN ACCORDANCE WITH SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE, THE PARTIES ACKNOWLEDGE THAT THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement to be effective as of the date first set forth above.

REMAINDER OF PAGE INTENTIONALLY BLANK

SIGNATURE PAGES FOLLOW

SIGNATURE PAGE OF BORROWER TO

LOAN AGREEMENT

BORROWER:	GGT TRG RIM TX, LLC,
a Delaware limited liability company

	By:	TRG Rim, L.P.,
a Delaware limited partnership,
its Operating Member

		By:	TRG-Rim GP, LLC,
a Delaware limited liability company,
its General Partner

			By:	/s/ Brian J. Tusa
Brian J. Tusa, President

EXHIBIT A – Page 1

SIGNATURE PAGE OF LENDER TO

LOAN AGREEMENT

REGIONS BANK, an Alabama state banking corporation

By:	/s/ Buddy Billingsley
Name: Buddy Billingsley
Title: SVP

EXHIBIT A – Page 2

EXHIBIT A

Legal Description

TRACT 1:

Lot 6 and Lot 902, Block 5, New City Block 14747, THE RIM, UNIT-13A, City of San Antonio, Bexar County, Texas, according to plat recorded in Volume 9665, Page(s) 172-175, Deed and Plat Records, Bexar County, Texas.

TRACT 2:

Easement Estate created by that certain Access Easement Agreement dated July 20, 2009, executed by and between TDC Rim Overlook, L.P. and Fourth Quarter Properties LXII, LP, recorded in Volume 14111, Page 655, and as modified by that certain First Amendment thereto dated July 18, 2011 by Cole of San Antonio TX, LLC and Fourth Quarter Properties LXII, L.P., recorded in Volume 15049, Page 163 of the Official Public Records of Real Property of Bexar County, Texas, and being over and across a 0.265 of an acre portion of Lot 7, Block 5, New City Block 14747, OVERLOOK AT THE RIM, Bexar County, Texas, recorded In Volume 9609, Pages 145-146 of the Deed and Plat Records of Bexar County, Texas.

TRACT 3:

Easement Estate created by Section K(C), entitled Easements, of Exhibit C, entitled Deed Restrictions, to that certain Special Warranty Deed from Fourth Quarter Properties LXII, L.P., as grantor, to GDG Overlook LLC, as grantee, dated July 18, 2011, recorded in Volume 15049, Page 197, as amended by First Amendment to Deed Restrictions recorded in Book, 16345, Page 2278, of the Official Public Records of Bexar County, Texas, whereby grantor encumbers that certain 0.160 of an acre tract out of the Geo. Broady Survey Number 23 1/2, Abstract 1090, County Block 4779, San Antonio, Bexar County, Texas, and being part of a 237.415 acre tract conveyed to Fourth Quarter Properties LXII, L.P. by deed recorded in Volume 11158, Page 280 of the Official Public Records of Bexar County, Texas. SAVE AND EXCEPT THAT PORTION LYING WITHIN THE ABOVE DESCRIBED “TRACT 1”.

EXHIBIT B – Page 1

EXHIBIT B

Project Budget

[Omitted as not necessary to an understanding of the Agreement]

EXHIBIT C

Insurance Requirements

[Omitted as not necessary to an understanding of the Agreement]